Exhibit 10.1

BOCA RATON INNOVATION CAMPUS

LEASE AGREEMENT - STANDARD PROVISIONS

THIS LEASE AGREEMENT (“Lease”) is dated as of December 15, 2016, by and between Boca T-Rex Borrower, LLC, a Delaware limited liability company (“Landlord”), and Twinlab Consolidation Corporation, a Delaware corporation authorized to do business in Florida (“Tenant”).

Article 1
INCORPORATION OF BASIC LEASE INFORMATION RIDER

The Basic Lease Information Rider (“Rider’’) attached hereto, and all of the defined terms contained therein, are incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of the Rider and the terms of the Standard Provisions to Lease, the terms of the Rider shall control.

Article 2
PREMISES

2.1           (a)     Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the term and upon the conditions and covenants set forth herein. The Premises are outlined on Exhibit B, attached hereto and made a part hereof.

(b)     In addition to the occupancy of the Premises, Tenant and its Affiliates (as hereinafter defined), and their officers, employees, agents, customers, subtenants (as approved by Landlord in accordance with Article 7 hereof), licensees (as approved by Landlord in accordance with Article 7 hereof) and any invitee also shall have the right to the non-exclusive use of public parking areas, walkways, landscaped areas, driveways and sidewalks within the Complex that are designated by Landlord from time to time as areas for the common use of all tenants (the “Common Areas”). Landlord shall have the right from time to time temporarily to close the Common Areas to reconfigure (including reduction and relocations), redecorate, renovate, and otherwise alter the Common Areas, provided that Tenant's access to, and use and occupancy of, the Premises is not adversely affected in Landlord's reasonable determination.

Article 3
TERM

3.1     The Lease Term shall be as set forth on the Rider and shall continue for the period set forth thereon. The Lease Term shall also include any renewal or extension of the term of this Lease as described in the Rider.

3.2     The Commencement Date shall be the date set forth in the Rider.

3.3     “Lease Year” shall mean a period of twelve (12) consecutive months, the first such Lease Year to commence on the Commencement Date; provided, however, that if the Commencement Date is not the first day of a month, then the first Lease Year shall commence on the Commencement Date and shall continue for the balance of the month in which the Commencement Date occurs and for a period of twelve (12) consecutive months thereafter.

Article 4
BASE RENT

4.1     Commencing on the Commencement Date, but subject to the Abatement Period, and during each Lease Year of the Lease Term, Tenant shall pay the Base Rent specified in the Rider attached hereto and made a part hereof. The Base Rent shall be due and payable in equal monthly installments, without notice, demand, setoff or deduction, except as expressly permitted hereunder, in advance on the first day of each month during each Lease Year.

4.2     All sums payable by Tenant under this Lease shall be paid to Landlord in legal tender of the United States by wire transfer (in accordance with wire transfer instructions contained on Schedule 4.2 attached hereto and made a part hereof) or by check drawn on a U.S. bank (subject to collection), at the address to which notices to Landlord are to be given or to such other party or such other address as Landlord may designate in writing. Landlord’s acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord’s rights.

Article 5
OPERATING CHARGES AND REAL ESTATE TAXES

5.1           (a)     Tenant shall also pay as additional rent (“Additional Rent”): (i) Tenant’s Proportionate Share of the Operating Charges (as defined in Section 5.l (b)) incurred during each calendar year falling entirely or partly within the Lease Term and (ii) Tenant’s Proportionate Share of the amount of Real Estate Taxes (as defined in Section 5. l (c)) incurred during each calendar year falling entirely or partly within the Lease Term. In the event the number of square feet comprising the Premises increases or decreases, respectively, pursuant to any provision of this Lease or of the Rider, or in the event the number of square feet of rentable area in the Complex increases or decreases, Tenant’s Proportionate Share shall increase or decrease accordingly. Total Rentable Area for the Complex may change from time to time. Landlord and Tenant intend that Operating Charges paid by Tenant under this Lease reimburse Landlord for any actual increase in costs incurred by Landlord but not provide a profit to Landlord. In no event shall Operating Charges per rentable square foot, as determined by Landlord for any calendar year, multiplied by the rentable area of the Complex, exceed one hundred percent (100%) of the actual Operating Charges incurred by Landlord in that calendar year. Operating Charges for each calendar year shall always be determined in a manner consistent with the determination of Operating Charges for all prior calendar years.

(b)     “Operating Charges” means all costs and expenses incurred by Landlord in the ownership and operation of the Complex, including all of the following: (1) electricity, gas water, sewer and other utility charges with respect to the operation of Common Areas of the Complex; (2) premiums, deductibles, and other charges for insurance (including, but not limited to, property insurance, rent loss insurance and liability insurance); (3) all market rate management fees incurred in the management of the Complex; (4) all costs incurred in connection with service and maintenance contracts; (5) maintenance and repair expenses and supplies; (6) amortization (calculated on a straight-line basis over the useful life of the improvement), with interest at Landlord's cost of funds (or, if the improvement is not financed, at the prime rate reported in The Wall Street Journal) for capital expenditures which have been approved by Tenant or which are made by Landlord for the purpose of complying with legal or insurance requirements or that are intended to result in a net decrease in Operating Charges (hereinafter referred to as "Qualified Capital Expenditures"); (7) salaries, wages, benefits and other expenses of Complex personnel; (8) legal fees (except as excluded below), administrative expenses, and accounting, architectural and other professional fees and expenses; (9) costs of any service not provided to the Complex on the Commencement Date but thereafter provided by Landlord in the prudent management of the Complex; (10) charges for concierge, security, janitorial, char and cleaning services and supplies furnished to the Complex; (11) costs associated with the provision or operation of any common facilities and service amenities; (12) the cost of maintaining management, engineering and/or maintenance offices in the Complex; (13) any business, professional and occupational license tax paid by Landlord with respect to the Complex; (14) any personal property tax payable with respect to Landlord's property located at the Complex that is used in connection with the maintenance, repair, or operation of the Complex; and (15) any other expense incurred by Landlord in maintaining, repairing or operating the Complex.

(c)     Notwithstanding the foregoing, Operating Charges shall not include:

(1)     Repairs or other work occasioned by fire, windstorm, or other casualty which are covered by insurance;

(2)     Attorney's fees, costs, and disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, occupants or prospective tenants or occupants;

(3)     the cost of repairs in or to a tenant’s premises incurred by reason of a breach by tenant of its lease;

(4)     Expenses incurred in tenant build-out, tenant work letters or contributions for tenant’s work, renovating or improving space for tenants or other Complex occupants, including without limitation, permits, license, design, space planning, and inspection costs;

(5)     Expenses in connection with services or other benefits of a type which are not provided to Tenant but which are provided to another tenant or occupant;

(6)     Landlord's cost of electricity and other services that are sold to tenants or for which Landlord is entitled to be reimbursed by tenants or other parties;

(7)     Costs and expenses incurred by Landlord for capital improvements or capital expenditures other than Qualified Capital Expenditures;

(8)     Cost of any item for which Landlord may be reimbursed, whether by insurance proceeds, warranty, service contracts or otherwise;

(9)      All costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease;

(10)    Costs or fees paid to Landlord or affiliates of Landlord to the extent in excess of competitive costs or fees paid to independent suppliers and contractors;

(11)     Any costs, fines, or penalties incurred due to violation by Landlord of any governmental rule or authority;

(12)    Costs incurred in connection with the repair, maintenance and operation of any retail, restaurant or specialty operations in the Complex;

(13)     Advertising, promotional and marketing costs and leasing commissions, attorneys' fees and other related costs and expenses in connection with the negotiation and preparation of lease, sublease and related transactions;

(14)     Landlord's general overhead except to the extent it is expended solely in direct connection with Landlord's management of the Complex;

(15)      Costs relating to building code violations arising prior to the date of this Lease;

(16)      Costs relating to other real property owned by Landlord (other than the Complex);

(17)    Compensation and benefits provided to administrative and executive personnel of Landlord above the level of Building superintendent or property manager;

(18)     Property management costs or fees to the extent such costs or fees exceed competitive costs for third-party management of Comparable Buildings;

(19)      Costs incurred in connection with the removal, encapsulation, replacement, or other treatment to any Hazardous Materials in or about the Building or the Complex; and

(20)      Costs relating to a commercial parking enterprise offering parking services to the general public.

(d)        “Real Estate Taxes” shall mean (1) all real estate taxes, vault and/or public space rentals (including general and special assessments, if any), which are imposed upon Landlord or assessed against the Complex and/or the land relating thereto, (2) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Complex and/or the land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Complex, and (3) expenses (including reasonable attorneys’, consultants’ and appraisers’ fees) incurred in reviewing, protesting or seeking a reduction of Real Estate Taxes. For purposes hereof, Real Estate Taxes shall be based upon a fully operational, occupied and assessed Building and Complex and shall not include (A) penalties and/or interest; (B) excise taxes or gross receipt taxes on the Landlord’s gross or net rentals or other income; (C) income, franchise, transfer, gift, estate, succession, inheritance, and capital stock taxes; (D) increases in real estate taxes with respect to the Complex and/or the Building resulting from Landlord’s failure to file any required tax returns or to furnish any required documentation or information to any taxing authority or to comply with any requirement of any taxing authority.

(e)     Notwithstanding anything to the contrary contained herein, Tenant’s Proportionate Share of the Operating Charges attributable to Controllable Costs (as hereinafter defined) shall not be increased by more than five percent (5%) over the previous year’s Controllable Costs, on a cumulative and compounding basis. For purposes hereof, “Controllable Costs” means all Operating Charges other than: (i) Landlord’s insurance costs, deductibles, and expenses; (ii) Landlord’s utility costs and expenses including, but not limited to, those for electricity, gas, steam, other fuels and forms of power or energy, sewer and waste disposal, heating and air conditioning; and (iii) Real Estate Taxes.

5.2           (a)     Tenant shall make estimated monthly payments to Landlord on account of the Operating Charges and Real Estate Taxes expected to be incurred during each calendar year of the Lease Term. From time to time, but not more than twice annually, Landlord will submit a statement to Tenant setting forth Landlord’s reasonable estimate of such charges and the amount of Tenant’s Proportionate Share thereof. Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant’s receipt of the succeeding annual statement, an amount equal to one twelfth (1/12) of such share (estimated on an annual basis).

(b)     Within one hundred twenty (120) days following the end of each calendar year, Landlord shall submit a statement showing (1) Tenant’s Proportionate Share of the actual amount of Operating Charges and Real Estate Taxes actually incurred during the preceding calendar year, and (2) the aggregate amount of Tenant’s estimated payments during such year. If Tenant’s Proportionate Share of Operating Charges and Real Estate Taxes for the prior year exceeds Tenant's payments as shown on the statement, then Tenant shall pay the difference to Landlord within thirty (30) days thereafter. If the statement indicates an overpayment by Tenant, then Tenant shall be entitled to a credit against installments next becoming due hereunder, or if the Lease Term has expired, Landlord shall refund such overpayment to Tenant within thirty (30) days thereafter.

(c)     If the Lease Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant’s liability for Tenant’s Proportionate Share of Operating Charges and Real Estate Taxes incurred during such calendar year shall be equitably apportioned on a pro-rata basis.

5.3     If during all or part of any calendar year or portion of a calendar year during the Term, Landlord does not furnish any particular item of work or service which would constitute an item of Operating Charges to ninety-five percent (95%) of the Complex because less than all of the Complex is occupied, then an adjustment shall be made in computing Operating Charges for such calendar year (or partial calendar year) so that Operating Charges shall be increased for such calendar year (or partial calendar year) to the amount that reasonably would have been incurred had Landlord provided such item of work or service to ninety-five percent (95%) of the aggregate leasable area of the Complex for the entire calendar year (or partial calendar year).

5.4     During the Lease Term or any extension thereof, but not more than one (1) time per year, and provided that no Event of Default exists under this Lease, Tenant, at its sole cost and expense shall have the right to review Landlord's books and records with respect to Operating Charges and Real Estate Taxes and to perform an audit by an independent certified public accountant (not to include a contingency fee auditor) of Tenant's choosing. Landlord shall cause such books and records to be made available for such inspection during such normal business hours as are prescribed by Landlord and at such location where Landlord regularly keeps its books and records, upon ten (10) business days' prior notification to Landlord. Such audit shall be done in accordance with generally accepted accounting principles, consistently applied. If, at the conclusion of such audit, Tenant's audit of such expenses for the preceding year indicates that Tenant made an overpayment to Landlord for such preceding year, Landlord shall credit such amount to Tenant's subsequent payments of Rent, or if the Lease has terminated, and no Event of Default exists under the Lease, remit the amount of such overpayment to Tenant within thirty (30) days after receipt of notice from Tenant of the amount of such overpayment. If, at the conclusion of such audit, such audit reveals an underpayment by Tenant, Tenant will remit the amount of such underpayment within thirty (30) days of Tenant becoming aware of such underpayment. Should Landlord disagree with the results of Tenant's audit, Landlord and Tenant shall refer the matter to a mutually acceptable independent certified public accountant, who shall be a member of a “Big Four” accounting firm or other major regional accounting firm, and if the parties cannot mutually agree on a mutually acceptable certified public accountant, the parties shall refer the matter to the Boca Raton chapter of the Florida Institute of CPAs, who shall appoint an independent certified public accountant to resolve such dispute in accordance with this Section 5.4, who shall work in good faith with Landlord and Tenant to resolve the discrepancy. The fees and costs of such independent accountant to which such dispute is referred shall be borne by the unsuccessful party and shall be shared pro rata to the extent each party is unsuccessful as determined by such independent certified public account, whose decision shall be final and binding. Landlord's books and records and the results of any such audit are to be kept strictly confidential and are not to be made available or published to third party, other than Tenant’s employees, accountants and attorneys, unless required by any applicable legal requirement or governmental authority. Landlord shall pay the cost of Tenant's audit if the total amount of Operating Charges and Real Estate Taxes used for the calculation of pass-throughs for the year in question exceeded seven percent (7%) or more of the total amount of Operating Charges and Real Estate Taxes that should properly have been used; otherwise, Tenant shall pay all such cost incurred in connection with the audit. In the event that it is finally determined (by mutual agreement or by the independent certified public accountant) that Tenant overpaid Operating Charges and/or Real Estate Taxes for the year(s) in question, Landlord shall refund such overpayment (plus any other amounts due under this Paragraph) within thirty (30) days after such final determination.

Article 6
USE OF PREMISES

6.1           (a)     Tenant and any Affiliate may use, occupy and operate the Premises in accordance with the use clause set forth in the Rider. Tenant agrees at all times during the Lease Term and any extensions thereof to comply with all Law affecting the use of the Premises; provided, however, that in no event shall Tenant be obligated to perform structural or mechanical alterations to the Premises or the Building to comply with such Law except to the extent that such compliance results from Tenant’s specific use of the Premises (as opposed to mere office use) or Alterations (as defined in Section 9.2 hereof) performed by Tenant.

(b)     Tenant acknowledges and agrees that the precise location of equipment of the Premises in the Building, to the Building or between and among floors, both on the Commencement Date and as same may be modified, expanded or adjusted from time-to-time after initial occupancy, shall be in conformity with plans and specifications which have been approved in writing in advance by the Landlord, in Landlord’s reasonable discretion, and shall otherwise be in accordance with Building operating regulations. With respect to the location of equipment within the Premises, Landlord shall have the right to review and approve such initial placement and any relocation thereof, with such approval not to be unreasonably withheld or delayed.

(c)     Tenant shall not use the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or any other tenant of the Building, or in any manner different from the Permitted Use, such that it will increase the number of parking spaces required for the Building at full occupancy or otherwise as required by law.

(d)     Tenant shall pay, within thirty (30) days of notice thereof, but in any event before delinquency, any business, Rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business in the Premises or Tenant's equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay to Landlord as Additional Rent the amount of such tax or fee within thirty (30) days of its having been assessed, but in no event in a fashion as to constitute a delinquency in the payment of such taxes, fees or assessments. Tenant shall also promptly pay any sales tax and/or other local tax now or hereafter in existence that is imposed. Any sales tax on rent shall be paid by Tenant to Landlord simultaneously with the monthly payment of Base Rent. Any such tax obligation shall be deemed Additional Rent.

6.2           (a)     Tenant shall not cause or permit any Hazardous Materials (as defined below) to be generated, used, released, stored or disposed of in or about the Premises, Building or Complex, except usual and customary office and cleaning products, used in accordance with all applicable laws. “Hazardous Materials” means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a “hazardous substance,” “hazardous material,” “hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by product material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Building or the land or hazardous to health or the environment. “Environmental Law” means any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the land and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 33 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and any so-called “Super Fund” or “Super Lien” law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).

(b)     Tenant shall indemnify and hold Landlord, its employees and agents, and, if applicable, Landlord’s prime landlord under any ground lease to which Landlord is a party, and Landlord’s lender(s), harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Tenant or any or any invitee, agent, employee, subtenant, assignee, contractor, client, family member, licensee, customer, or guest of Tenant (collectively, "Invitees") of Tenant in or about the Building or Complex, whether before or after Commencement Date.

(c)     Landlord represents and warrants that, as of the date of this Lease, Landlord has not received any notice from any governmental authority that the Premises are not in compliance with applicable Law which remains uncorrected. Landlord shall remediate in accordance with applicable Law any Hazardous Materials discovered in the Premises prior to the Commencement Date or not caused or exacerbated by Tenant or its agents, employees or contractors.

Article 7
ASSIGNMENT AND SUBLETTING

7.1     Tenant shall not assign or transfer this Lease or any interest therein, or sublet all or any part of the Premises, without obtaining on each occasion the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed. The transfer of twenty percent (20%) or more of any corporate stock, partnership interest or membership interest in Tenant, or a merger, consolidation, acquisition or liquidation of or by Tenant, either voluntarily or by operation of law, shall be deemed an assignment and shall require Landlord's consent, except as set forth herein or if Tenant is a public corporation and such transfer of stock is through a recognized stock exchange. Any request for Landlord's consent to assignment or subletting shall be accompanied by a non-refundable payment in the amount of One Thousand Dollars ($1,000.00) for costs incurred by Landlord with respect to same. Tenant may not advertise the Premises for sublease or assignment without notifying Landlord in writing. Tenant shall not in any event ever advertise the Premises for sublease or assignment at a rate lower than that then being charged by Landlord for comparable space in the Complex. Tenant shall not in any event sublease or assign to (i) a current tenant of the Complex; or (ii) a prospective tenant that has delivered to, or received from, Landlord a proposal to lease space in the Complex within the past 180 days and with whom Landlord is actively negotiating (collectively, "Prohibited Tenants"). Notwithstanding the foregoing, if the Complex is fully occupied by tenants and no vacancy exists in the Complex, then Tenant may assign or sublease all or a portion of the Premises to the Prohibited Tenants, subject to the Landlord written consent in accordance with the terms of this Article 7. If Tenant requests Landlord’s consent to an assignment or sublease, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed assignment or sublease, together with all information about the proposed assignee and/or sublessee as Landlord may reasonably request. In determining whether or not to grant its consent to a proposed assignment or sublease by Tenant, Landlord may base its decision upon such criteria as Landlord may reasonably determine is relevant to such decision, and Landlord shall accordingly be entitled to take into consideration (among others) factors such as Landlord’s desired tenant mix, the reputation and creditworthiness of the proposed transferee, the proposed use of the Premises by such proposed transferee, the compatibility of the proposed transferee to the other tenants of the Building and the then current market conditions (including market rentals). Any assignment or sublease shall be only for the Permitted Use. In no event shall any assignment or subletting release Tenant from any of its obligations or liabilities under this Lease. Any permitted assignee must assume this Lease in writing in an assumption agreement in form satisfactory to Landlord and Tenant shall deliver an executed copy of same to Landlord ten (10) days prior to the effective date of the assignment. If Tenant shall assign this Lease or sublet the Premises pursuant to the foregoing provisions for rents or any other amounts in excess of the Rent payable hereunder, Tenant shall pay fifty percent (50%) of such excess rent to Landlord as Additional Rent, after deducting therefrom Tenant’s actual out-of-pocket costs in effectuating such sublease or assignment, including, without limitation, advertising costs, brokerage commissions, attorneys’ fees, tenant improvement allowances, rental concessions, and cost of tenant improvements performed by Tenant, all of which shall be at prevailing market rates. The immediately preceding sentence shall not apply to a sublease or assignment to a Permitted Transferee. Landlord agrees to respond to Tenant’s request for consent to an assignment or sublease within thirty (30) days after Tenant gives Landlord such request, and in the event Landlord fails to so respond, Landlord’s consent to such assignment or sublease shall be deemed given. For purposes of this Lease, a license agreement or other occupancy agreement shall be deemed a sublease.

7.2     Notwithstanding the foregoing, Landlord shall have the option, by written notice to Tenant within thirty (30) days after receiving any request for consent to a proposed assignment or sublease of all, but not less than all, of the Premises for the then remaining balance of the Term to an unaffiliated entity to recapture the Premises and terminate the Lease and or recapture the Premises, such termination to be effective on the date such assignment or sublease would become effective. This Section 7.2 shall not apply to a transfer to a Permitted Transferee.

7.3     Notwithstanding anything to the contrary in this Lease, Tenant may, without the prior consent of Landlord, but with at least ten (10) business days prior written notice to Landlord, assign this Lease or sublet all or a portion of the Premises to: (i) an entity wholly owned by Tenant, or, directly or indirectly, controlled by, controlling or under common control with Tenant (an "Affiliate "); or (ii) an entity acquiring or succeeding to all or substantially all (75% or more) of the business, or all or substantially all (75% or more) of a business unit, of Tenant, by merger, spin-off, reorganization, consolidation, acquisition (of assets or equity) or otherwise, the assignment is not formed as a subterfuge to avoid obligations of this Lease, and the assignee set forth in subsection (ii) of this Section 7.3 must have a net worth equal to or greater than the net worth of Tenant on or about the date on which this Lease is assigned, as certified by Tenant's chief financial officer in accordance with GAAP, and Tenant must provide Landlord with supplemental documents, financial statements, balance sheets, and any other documents that Landlord may reasonably request (an entity described in clause (i) or (ii) is referred to herein as a “Permitted Transferee,” and the assignment or subletting is a “Permitted Transfer”). For this purpose “control” shall mean the possession of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of a sufficient percentage of voting securities, by contract or otherwise. In connection with a Permitted Transfer, Landlord shall have no right to recapture all or any part of the Premises. No Permitted Transfer shall release, waive or relieve the originally named Tenant from any liability under this Lease or from the obligation to comply with the provisions of this Lease, but rather Tenant and its Permitted Transferee shall be jointly and severally liable therefor.

7.4     Landlord hereby acknowledges that W Products Limited, LLC ("W Products”), with whom Tenant has an ongoing business relationship, shall be occupying Suite 305A of the Premises located in Suite 305A. Landlord consents to such occupancy by W Products during the Lease Term. Tenant, may, in its sole discretion, relocate W Products to other portions of the Premises from time to time. At all times throughout the Lease Term during which W Products occupies any portion of the Premises, Tenant shall cause W Products to deliver insurance coverage in accordance with the requirements set forth in Article 14 hereof.

Article 8
MAINTENANCE AND REPAIRS

8.1     Except as provided in Sections 8.2, 18 and 19 hereof, Tenant shall make and pay for all maintenance, repairs, and replacements of every kind to the interior of the Premises and all  equipment  and systems exclusively serving the Premises necessary to keep the same in a good state of repair and operating order (including but not limited to the doors, windows, interior walls and partitions, interior side of exterior walls, ceilings, floors, floor coverings, lighting, signs, plumbing, sewage, electrical located within the Premises; and the HVAC (as defined below) system exclusively serving the Premises including all exclusive ducts, vents, exhaust and roof curbing and flashing associated with the same, furnishings, fixtures and equipment and all other interior non-structural portions of the Premises) and in reasonably clean condition (including reasonably periodic painting of the Premises if necessary in Tenant’s reasonable discretion) and perform all non-structural repairs and alterations required by applicable Law.  Beginning at the point from which they serve the Premises exclusively (whether located inside or outside the Premises), Tenant shall, at its sole cost, make repairs and replacements necessary to maintain in good repair and condition all lines, apparatus, ducts and equipment relating to utilities (including but not limited to heating, air conditioning, water, gas, electricity and sewage) within the Premises. Tenant shall at its cost promptly replace all broken or damaged glass in the Premises.

At all times during the Term, Tenant will, at its cost, maintain a service contract with licensed air conditioning firm reasonably acceptable to Landlord to perform monthly inspection and service to the heating, ventilating and air conditioning system servicing the Premises ("HVAC") (including changing belts, filters and other parts as reasonably required) and repairs, maintenance and replacements to the HVAC to maintain same in good operating order and condition. Prior to the Commencement Date and thereafter annually, Tenant shall furnish Landlord with a copy of the HVAC maintenance contract required above and proof of payment of the annual premium therefor. The HVAC servicing the Premises will be delivered to Tenant on the Commencement Date in good working order.

If (a) Tenant fails to perform any repair, replacement or maintenance obligation required hereunder, (b) Landlord determines that emergency repairs are necessary or (c) repairs or replacements to the Premises, Common Areas and/or Building are required due to the negligence or willful misconduct of Tenant or anyone claiming under Tenant, then in any of such events, Landlord may make such repairs, and upon completion thereof, Tenant shall promptly pay to Landlord, as Additional Rent, all costs incurred by Landlord in making such repairs plus ten percent (10%) for overhead.

8.2     Landlord shall at all times operate and maintain the Complex and the Building in a manner consistent with the standards of quality of other Comparable Buildings and in compliance with all applicable Law. Landlord shall promptly make necessary maintenance, repairs and replacements to the structural portions of the Premises including the exterior walls (excluding the exterior of and the frames surrounding all windows, doors, plate glass, store fronts and signs which are Tenant’s responsibility), roof, foundation, and load-bearing structural columns and beams and to the sidewalks, parking areas and curbs, and the base Building mechanical, utility systems, plumbing and other base building systems servicing the Premises. Landlord shall not be required to make any repairs caused by the negligent or willful misconduct of Tenant or anyone claiming under Tenant, any repairs, alterations or improvements by Tenant or anyone claiming under Tenant, or casualty or condemnation. Tenant waives the provision of any law or statute, or any right common law, permitting Tenant to make repairs at Landlord’s expense. Such repair and maintenance obligations of Landlord shall be included in and constitute Operating Charges.

Article 9
INITIAL TENANT IMPROVEMENTS AND ALTERATIONS

9.1     Landlord will perform or cause to be performed the work and/or construction as described in Exhibit C. Except as may be otherwise set forth in Exhibit C and Landlord's obligation to deliver possession of the Premises in the Delivery Condition, Tenant accepts the Premises in “AS IS, WITH ALL FAULTS” condition. Landlord shall not be liable for any latent defects existing within the Premises; provided, however, Landlord shall correct any defects (latent or otherwise) in the Tenant Improvements discovered by Tenant if Tenant delivers written notice of such defects to Landlord within one (1) year from Substantial Completion, and such defect is not caused by Tenant or its Alterations (“Defects”). Tenant acknowledges and agrees that (a) Landlord has made no promises or covenants to improve the Premises in any manner, except as may be otherwise expressly set forth in this Lease, and (b) Landlord shall not provide to Tenant any allowances (including, without limitation, any design allowance, construction allowance, and the like) or other tenant inducements of any kind or nature in connection with Tenant’s execution of this Lease except as may be otherwise expressly set forth in this Lease.

9.2     Tenant shall not make or permit anyone for whom Tenant is responsible to make any structural or other alterations, decorations, additions, improvements or other changes (collectively “Alterations”) in or to the Premises or the Building, without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Any authorized and approved Alteration made by Tenant shall be made: (a) in a good, workmanlike and prompt manner; (b) using new materials only; (c) by an experienced, reputable contractor, approved in advance by the Landlord in its reasonable discretion or expressly identified on the Rider, and constructed in accordance with plans and specifications reasonably approved in writing by Landlord; (d) in accordance with all applicable Law and legal requirements; and (e) after Tenant has obtained public liability and worker’s compensation insurance policies approved in writing by Landlord. Any such Alteration shall be performed in a manner consistent with the Building Rules and Regulations as may be promulgated from time-to-time by the Landlord. Notwithstanding the foregoing, at Tenant’s sole expense, Tenant may, without obtaining Landlord's consent, alter, renovate or improve the interior non-structural portions of the Leased Premises in accordance with this Section 9.2, provided that (i) the cost of such Alterations do not exceed $5.00 per square foot of Rentable Area in the aggregate per Lease Year; (ii) are not visible from the outside of the Premises; and (iii) do not affect the any of the Building systems.

9.3      In connection with any Alterations, at no cost or liability to Landlord, Landlord shall reasonably cooperate with Tenant and its contractors and vendors at no cost or liability to Landlord (including, without limitation, providing reasonable access (subject to available capacity) to Building risers, conduit, electrical and telco closets), and shall promptly execute and deliver to Tenant such documents and instruments as may be reasonably required by Tenant or any governmental authority, provided that Tenant reimburses Landlord for any third party costs incurred by Landlord in connection with Landlord's review and supervision of the proposed Alterations and related materials.

9.4      Simultaneously with the Landlord’s and Tenant’s execution of this Lease, but in no event, later than the filing of any notice of commencement against the Premises, Tenant agrees to execute and deliver to Landlord a memorandum of lease in such form as set forth in Exhibit “F” attached hereto and made a part hereof, which, among other things, sets forth the covenant against liens as described in this Section for purposes of compliance with Florida Statute 713.10. Tenant agrees that in no event shall Tenant cause a notice of commencement be recorded in the public records of Palm Beach County, Florida against the Premises prior to the recording of the memorandum of lease. Landlord shall have the right, in its sole and absolute discretion, to record the memorandum of lease in the public records of Palm Beach County, Florida. Further, Tenant appoints Landlord its attorney in fact coupled with an interest to terminate any such memorandum of lease which, if any, has been recorded, upon the expiration or termination of this Lease due to the lapse of time or otherwise.

9.5     Liens.

(a)     General. In accordance with the applicable provisions of the Florida Construction Lien Law and specifically Florida Statutes, Section 713.10, no interest of Landlord whether personally or in the Premises, or in the underlying land or Building of which the Premises are a part, or the leasehold interest aforesaid shall be subject to liens for improvements made by Tenant or caused to be made by Tenant hereunder. Further, Tenant shall have no power or authority to create any lien or permit any lien to attach to the present estate, reversion, or other estate of Landlord in the Premises or in the Building, and all mechanics, materialmen, contractors, artisans and other parties contracting with Tenant or its representatives or privies as to the Premises or any part of the Premises are hereby charged with notice that they must look to the Tenant to secure payment of any bill for work done or material furnished or for any other purpose during this Lease term. The foregoing provisions are made with express reference to Section 713.10 of the Florida Statutes. Landlord has recorded a notice of the foregoing in the Public Records of Palm Beach County, Florida, pursuant to the provisions of Section 713.10 Florida Statutes.

(b)     Default. Notwithstanding the foregoing, if any construction lien or other lien, attachment, judgment, execution, writ, charge or encumbrance is filed against the Building or the Premises or this leasehold, or any alterations, fixtures or improvements therein or thereto, as a result of any work action or inaction done by or at the direction of Tenant or any of Tenant’s Agents, Tenant will discharge same of record by payment or bonding within twenty (20) days after receipt of notice or the filing thereof, failing which Tenant will be in default under this Lease. Further, Tenant agrees to indemnify, defend and save Landlord harmless from and against any damage or loss, including reasonable attorneys’ fees, incurred by Landlord as a result of any liens or other claims arising out of or related to work performed in the Premises by or on behalf of Tenant. In such event, without waiving Tenant’s default, Landlord, in addition to all other available rights and remedies, without further notice, may discharge the same of record by payment, bonding or otherwise, as Landlord may elect, and upon request Tenant will reimburse Landlord for all reasonable costs and expenses so incurred by Landlord plus interest thereon at the Default Rate (as herein defined), together with an administrative fee of $2,500.00.

Article 10
SIGNS

10.1     Without the prior written consent of Landlord, Tenant may not erect or install on the exterior of the Building, or on any window, or in any lobby, hallway or door therein located, any sign or other type of display. At Landlord's cost, Landlord will provide and install, in the standard graphics for the Building, all letters or numerals approved by Landlord on doors of the Premises, and Tenant may not use any other signage or lettering without Landlord’s prior written consent. Landlord agrees to provide, at a convenient location in the lobby of the Building selected by Landlord (in Landlord’s sole discretion), a directory of tenant names and locations in the Building.

10.2     Landlord shall have the right to prescribe standards for curtains, drapes, blinds and shades to give the building a uniform appearance from the exterior.

10.3     Subject to availability, Landlord shall install, at Tenant's sole cost, Tenant’s name (using standard graphics and fonts for the Building) on one slot of the Building’s existing non-exclusive pylon monument(the “Monument Signage”), the location of which is indicated on Exhibit "J" attached hereto.. Tenant shall be responsible for the removal costs of the Monument Signage upon the expiration or termination of this Lease, including cleaning and painting of that portion of the monument where the Monument Signage was affixed, if necessary in Landlord’s reasonable discretion. The Monument Signage is personal to Tenant, as the originally named “tenant” under this Lease and shall not be for the benefit of any successor or assigns.

Article 11
TENANT’S EQUIPMENT

11.1     Tenant covenants and agrees that, if directed by the Landlord at its sole discretion, Tenant shall remove, at Tenant’s sole expense, any Specialty Alterations (as hereinafter defined) installed by Tenant in the Premises upon the expiration of the Lease Term. For purposes hereof,

“Specialty Alterations” shall mean any Alterations, installations or decorations made by Tenant which (i) are unique to Tenant's business; (ii) would not be reasonably utilized by a succeeding tenant of the Premises; or (iii) not typical for a standard office buildout such as raised floors, executive restrooms and internal stairwells. If so requested in writing by the Landlord at the time of approval by Landlord of any Alterations by Tenant, Tenant shall remove any such Specialty Alterations at the expiration or earlier termination of this Lease, and if Landlord fails to so notify Tenant in writing that any Alterations proposed by Tenant shall be deemed Specialty Alterations at the time Landlord approves such Alterations, Landlord shall be deemed to have waived its right to require Tenant to remove such Alterations at the expiration or earlier termination of this Lease. Tenant shall also exercise such necessary care in removing such fixtures and improvements so as to eliminate damage to the Building, the premises and property of other tenants and the inconvenience to the operation of the Building and its tenants. Except for Specialty Alterations, Tenant shall have no obligation to remove any Alterations, fixtures, equipment, cabling or wiring, or otherwise restore the Premises at the expiration or earlier termination of this Lease. Anything contained herein to the contrary notwithstanding, Tenant shall have no obligation to remove the Tenant Improvements at the expiration or earlier termination of this Lease.

Article 12
SECURITY DEPOSIT

12.1    Simultaneously with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the Security Deposit as stated in the Rider. Within approximately thirty (30) days after the later of (a) the expiration or earlier termination of the Lease Term, or (b) Tenant’s vacating the Premises, Landlord shall return the Security Deposit less such portion thereof as Landlord shall have used to satisfy Tenant’s obligations under this Lease, unless the Security Deposit is sooner returned to Tenant in accordance with Section 12.2.

12.2     Notwithstanding the foregoing, and provided no Event of Default has occurred, then at the commencement of the (i) twentieth (20th) month of the Lease Term, the Security Deposit shall be reduced to $125,000.00, and (ii) thirty-seventh (37th) month of the Lease Term, the Security Deposit shall be further reduced to $0.00.

Article 13
ACCESS AND INSPECTION

13.1     Tenant shall permit Landlord and its designees to enter the Premises, upon at least one (1) day’s advance written notice, during Tenant’s business hours (except in the event of emergency, when no notice shall be required, and entry may be made at any time) without charge therefor and without diminution of the rent payable by Tenant, to inspect the Premises, to make such alterations and repairs as Landlord may deem necessary, or to exhibit the Premises to prospective tenants during the last one hundred eighty (180) days of the Lease Term. Tenant shall at all times during its occupancy of the Premises provide Landlord duplicates of the keys to the doors and other points of entry to the Premises. In connection with any such entry, Landlord shall make reasonable efforts to minimize the disruption to Tenant’s use of the Premises. Except in an emergency, Landlord shall give Tenant reasonable prior notice (which shall be in writing, except in an emergency) of any entry into the Premises pursuant to this Section.

Article 14
INSURANCE

14.1     Tenant will not conduct or permit to be conducted any activity, or place any equipment in or about the Premises or the Building, which will, in any way, invalidate the insurance coverage in effect or increase the cost of insurance on or for the Building. If any invalidation of coverage or increase in the cost of insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant, Affiliates, W Products and their officers, employees, agents, customers, subtenants, licensees and any invitee in or about the Premises or the Building, such statement shall be conclusive evidence that same is due to such activity or equipment. Tenant shall be liable for any invalidation of coverage or increase in the cost of insurance caused by the acts or omissions of Tenant, Affiliates, W Products and their officers, employees, agents, customers, subtenants, licensees and any invitee, and shall reimburse Landlord therefor upon demand. Such sum shall be considered Additional Rent payable with the monthly installment of Rent next becoming due. Notwithstanding Tenant’s reimbursement to Landlord, Landlord shall have the right to require Tenant to cease and desist from any actions or inactions causing the invalidation of coverage or increase in the cost of insurance.

14.2     Tenant, at Tenant’s expense, shall carry and keep in full force and effect at all times during the Lease Term for the protection of Tenant, Affiliates, W Products, Landlord and any other persons reasonably designated by Landlord as their interests may appear, pursuant to Section 14.4 hereof commercial general liability insurance including contractual liability coverage with a combined single limit of at least Three Million Dollars ($3,000,000.00) for each occurrence of bodily or personal injury, death or property damage. Tenant shall, prior to the Commencement Date, deliver to Landlord a certificate, without disclaimers, incorporating the terms and provisions of the policy, and showing the same to be in full force and effect. It is understood and agreed that liability coverage provided for hereunder shall extend beyond the Premises to the Common Areas and, further, shall include contractual liability coverage insuring the indemnity provisions of this Lease.

14.3     Tenant, at Tenant’s expense, shall further carry a policy of “all risk” insurance covering all of Tenant’s (and Affiliate's and W Products, as applicable) personal property in the Premises for not less than the full replacement cost of such personal property without reduction for depreciation. All proceeds of such insurance shall be used solely to restore, repair or replace the Tenant’s personal property in the Premises. The Tenant shall be permitted to satisfy the insurance requirements set forth in this Section 14.3 only, by obtaining insurance written by good and solvent insurance companies, duly licensed in the State of Florida, and having a “General Policyholders Rating” of at least A, VII as set forth in the most current issue of “Best’s Insurance Guide.” The policy limits shall be at least equal to the policy amounts required by this Section 14.3, and otherwise comply with the terms and conditions of this Lease.

14.4     Said commercial general liability and “all risk” insurance policies and any other insurance policies carried by Tenant, Affiliates and W Products with respect to the Premises and/or any common areas accessible to Tenant shall conform to the requirements set forth in Section 14.3 hereof (i) (ii) designate as additional insureds (other than Tenant as named insured), Landlord, Landlord’s managing agent, Landlord’s lender(s) as may exist from time to time, and any other person from time to time designated in writing by notice from Landlord to Tenant, as their interests may appear, (iii) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry, and (iv) provide for thirty (30) days’ prior written notice to Landlord of any cancellation or other expiration or material modification of such policy or non-payment of premiums. Landlord acknowledges and agrees that the commercial general liability coverage provided pursuant to the Certificate of Liability Insurance (written by the underwriter referenced therein or another underwriter with an A.M. Best rating at least equal to the current rating of such named underwriter), a copy of which is attached hereto as Schedule 14.4, is acceptable to Landlord for purposes of this Section 14.4. Neither the issuance of any insurance policy required hereunder nor the minimum limits specified herein with respect to Tenant’s insurance coverage shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.

14.5     Tenant shall obtain such additional amounts of insurance as Landlord may reasonably request from time to time, but no more than twice during the Lease Term, provided such additional amounts are generally required by landlords of Comparable Buildings. If Tenant fails to comply with any of the insurance requirements of this Lease, Landlord may obtain such insurance and keep the same in effect, and Tenant shall pay Landlord as Additional Rent the premium cost thereof with the next installment of Rent otherwise due.

14.6     Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant and all parties claiming under them, to the extent covered by insurance (or to the extent such party would have been covered by insurance had such party maintained the insurance required by the terms hereof to be maintained by such party), hereby waive any and all rights of recovery, claim, action and liability against the other, its agents, officers or employees for any loss or damage that may occur to the Building and Premises, or any improvements thereto, and any personal property owned by them therein, by reason of fire, the elements or any other cause(s) which could be covered by “all risk” property insurance, regardless of cause or origin, including negligence of the other party hereto.

14.7     Landlord shall maintain insurance coverage in commercially reasonable amounts, as determined by Landlord, having regard to the size, age and location of the Complex. All costs and expenses incurred in connection with Landlord's insurance policies shall be included in Operating Charges.

Article 15
SERVICES AND UTILITIES

15.1     Landlord shall provide the following services and utilities in quantities and in a manner consistent with the standards for quality followed in Comparable Buildings:

(a)     Electrical service to operate the common areas of the Building, and electrical capacity to the Premises in an amount of not less than six (6) watts per square foot demand load at all times. It is understood and agreed that the cost of separately metering any electrical or other utility service, including cold water, if any, shall be borne by Tenant, and it is also understood and agreed that to Tenant shall be responsible for paying all costs associated with all utility services, including cold water, to the Premises.

(b)     Heat and air-conditioning for the Common Areas of the Building during normal hours of operation of the Building as set forth in Section 15.3 below.

(c)     A base building chilled water air conditioning system is currently maintained by the Building's property manager and may hereafter be maintained by another vendor designated by Landlord. From and after the Commencement Date, chilled water consumed in the Premises shall be separately sub-metered and paid for by Tenant. Tenant shall be responsible for the cost of the sub-meter and installation thereof and the cost of Tenant's HVAC and chilled water consumed in the Premises. Landlord shall provide reasonable quantities of chilled water to the Premises. The chilled water shall be delivered to all handlers servicing the Premises at temperatures between 43 degrees and 53 degrees. The current rate for the chilled water is $34.04 per ton/hour, but subject to change. Tenant shall have the ability to change its cooling days and hours at any time upon 24 hours advanced notice to Landlord. Tenant shall be permitted to add variable air volume boxes ("VAV's") to the ductwork, at locations approved by Landlord, and at Tenant's expense, to allow Tenant to cool only selected portions of the Premises upon request. Landlord's prior written approval shall be required to the plans and specifications for such VAV's. Tenant shall have the right to install its own supplemental HVAC unit in the Premises, which may run off of the local supplier's riser, provided that the plans and location for installation of such supplemental HVAC unit are approved by Landlord in writing in advance and all metering and installation charges and costs for consumption shall be at Tenant's expense.

(d)     Operatorless passenger elevator service 24 hours per days, 365 days per year, and freight elevator service (subject to scheduling by Landlord) in common with Landlord and other tenants and their contractors, agents and visitors; provided, however, that Landlord shall have the right to temporarily remove elevators from service as they are required for moving freight or for servicing and/or maintaining the elevators and/or the Building, provided that at least one passenger elevator to the Premises is available at all times.

(e)     Security personnel in the Complex and parking facility, twenty-four (24) hours per day, seven (7) days per week.

15.2     Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Article 15 when the necessity therefor arises by reason of accident, emergency, mechanical breakdown, or when required by any Law, or for any other cause beyond the reasonable control of Landlord.

15.3     Landlord will furnish all Common Area services and utilities required by this Lease only during the normal hours of operation of the Building, unless otherwise specified herein. The normal hours of operation of the Building are from 8:00 am to 6:00 pm., Monday through Friday, and 8:00 am to 1:00 pm on Saturday. It is understood and agreed that Landlord shall not be liable for failure to furnish, or for delay, suspension or reduction in furnishing, any of the utilities, services or other manner of thing required to be furnished by Landlord hereunder, if such failure to furnish or delay, suspension or reduction in furnishing same is caused by breakdown, maintenance, repairs, strikes, scarcity of labor or materials, acts of God, Landlord’s compliance with governmental regulation or legislation or judicial or administrative orders or from any other cause whatsoever.

Article 16
LIABILITY OF LANDLORD

16.1     Except to the extent arising from the gross negligence or willful misconduct of Landlord, its agents, employees or contractors; Landlord, its employees and agents shall not be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including without limitation the following: repair to any portion of the Premises, Building or the Complex; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability of Landlord to furnish any utility or service specified in this Lease; and leakage in any part of the Premises or the Building, or from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. Any property stored or placed by Tenant or Invitees in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. If any employee of Landlord receives any package or article delivered for Tenant, then such employee shall be acting as Tenant’s agent for such purpose and not as Landlord’s agent. For purposes of this Article, the term “Building” shall be deemed to include the Land. Tenant hereby acknowledges that Landlord shall not be liable under any circumstances for any incidental or consequential damages.

16.2     Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys’ fees) suffered by or claimed against Landlord, directly or indirectly, based on or arising out of the following except to the extent caused by the willful misconduct or gross negligence of Landlord, its employees, contractors, licensees, Invitees or agents: (a) Tenant’s use and occupancy of the Premises or the business conducted by Tenant therein, (b) any act or omission of Tenant or any Invitee, (c) any breach of Tenant’s obligations under this Lease, including failure to surrender the Premises upon the expiration or earlier termination of the Term, or (d) any entry by Tenant or any Invitee upon the Land prior to the Commencement Date. Landlord hereby acknowledges that, except as may be set forth in Section 23.1 hereof, Tenant shall not be liable under any circumstances for consequential or incidental damages.

16.3     Notwithstanding anything to the contrary contained herein, if Tenant or any Invitee is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be solely limited to execution against Landlord’s estate and interest in the buildings and the land comprising the Complex. No other asset of Landlord, any member or partner of Landlord or any other person or entity shall be available to satisfy, or be subject to, such judgment, nor shall any such member, partner, person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any member or partner of Landlord.

16.4     Landlord shall not be liable in any manner to Tenant, its agents, employees, invitees or visitors for any injury or damage to Tenant, Tenant’s agents, employees, Invitees or visitors, or their property, caused by the criminal or intentional misconduct of third parties or of Tenant, Tenant’s employees, agents, Invitees or visitors. All claims against Landlord for any such damage or injury are hereby expressly waived by Tenant, and Tenant hereby agrees to hold harmless and indemnify Landlord from all such damages and the expense of defending all claims made by Tenant’s employees, agents, Invitees, or visitors arising out of such acts.

16.5     Landlord shall indemnify and hold Tenant, its employees and agents, harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising from Landlord's gross negligence or intentional misconduct.

Article 17
RULES

17.1     Tenant and its Invitees shall at all times abide by and observe the rules set forth in Exhibit “D.” Tenant and its Invitees shall also abide by and observe any other rules that Landlord may reasonably promulgate from time-to-time for the operation and maintenance of the Building, provided that notice thereof is given and such rules are not inconsistent with the provisions of this Lease. Except for Landlord’s obligation to enforce the rules in a non discriminatory manner, nothing contained in this Lease shall be construed as imposing upon Landlord any duty to enforce such rules or any condition or covenant contained in any other lease against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules or regulations by any other tenant or its Invitees.

Article 18
DAMAGE OR DESTRUCTION

18.1     If the Premises or the Building are totally or partially damaged or destroyed, thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction, including, without limitation, the Tenant Improvements (but specifically excluding any Alterations). Within thirty (30) days after any fire or other casualty, Landlord shall provide Tenant with Landlord’s reasonable estimate (based on the estimate of Landlord’s architect or contractor) of the time it will take Landlord to restore the Premises and/or the Building, as the case may be (the “Restoration Estimate”). In the event that the Restoration Estimate provides that such repair and restoration cannot be completed within two hundred seventy (270) days after the adjustment of the loss in connection with such damage or destruction, then Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination within one hundred eighty (180) days after the occurrence of such damage or destruction.

18.2     If the Restoration Estimate provides that the repairs and restoration cannot be substantially completed within two hundred seventy (270) days after the date of adjustment of the loss in connection with such damage or destruction (but subject to an extension of 90 days if a delay arises from Force Majeure), Landlord shall promptly notify Tenant of such determination. For a period of thirty (30) days after receipt of such determination, Tenant shall have the right to terminate this Lease by providing written notice to Landlord prior to completion of the restoration, unless the result of Tenant Delay. If Tenant does not elect to terminate this Lease within such thirty (30) day period, and provided that Landlord has not elected to terminate this Lease, Landlord shall proceed to repair and restore the Premises and the Building. Notwithstanding the forgoing, Tenant shall not have the right to terminate this Lease if the intentional or willful act or omission of Tenant or any of its Invitees shall have caused the damage or destruction.

18.3     If this Lease is terminated pursuant to Section 18.1 or 18.2 above, then all rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay the Base Rent and Additional Rent only for the portion of the Premises that is usable while such repair and restoration are being made. Landlord shall bear the expenses of repairing and restoring the Premises and the Building; provided, however, that Landlord shall not be required to repair or restore any Alteration previously made by Tenant or any of Tenant’s trade fixtures, furnishings, equipment or personal property; and provided further that if such damage or destruction was caused by the intentional or willful act or omission of Tenant or any Invitee, then Tenant shall pay the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction. In the event that Landlord is unable to Substantially Complete the restoration of the Premises by the date set forth in the Restoration Estimate, then within thirty (30) days after such date (but prior to the Substantial Completion of the restoration), Tenant may elect to terminate this Lease by delivery of written notice to Landlord.

18.4     Notwithstanding anything herein to the contrary, Landlord shall not be obligated to restore the Premises or the Building and either party shall have the right to terminate this Lease if the holder of any Mortgage fails or refuses to make insurance proceeds available for such repair and restoration, (b) zoning or other applicable laws or regulations do not permit such repair and restoration, or (c) the cost of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building, whether or not the Premises are damaged or destroyed, provided the leases of all other tenants in the Building are similarly terminated. (d) time remaining on lease is less than eighteen (18) Months.

18.5    Tenant shall maintain insurance coverage for the Tenant Improvements in the amount of the replacement value of such Tenant Improvements. Notwithstanding the foregoing Sections of this Article 18, Landlord shall not be obligated to restore the Tenant Improvements unless adequate insurance proceeds are available under Tenant's insurance.

Article 19
CONDEMNATION

19.1     If the Premises or any part thereof are taken or condemned, or purchased in lieu thereof, by any government authority for any public or quasi-public use or purpose, then, at Landlord’s sole option, either (a) this Lease will terminate from the time when the possession is required for such use or purpose, or (b) Landlord may, at Landlord’s sole option and expense, relocate Tenant to office space reasonably comparable to the Premises within the Building, provided that Landlord notifies Tenant of Landlord’s intention to do so, and such relocation may be for a portion of the remaining Lease Term or the entire Lease Term. If Landlord does not relocate Tenant and if this Lease instead terminates as set forth in the immediately preceding sentence, then the Rent will be apportioned to the date when the possession is required for such public or quasi-public use or purpose. If a part of the Premises is so taken, and if Landlord does not elect to relocate Tenant as set forth in this Section, Landlord will notify Tenant in writing, and Tenant will have the option to cancel this Lease by giving Landlord written notice within 20 days after Tenant’s receipt of such notice from Landlord, provided Tenant cannot suitably use the balance of the Premises remaining after such taking for the purposes intended and permitted hereunder; provided further, if Tenant exercises said option, then cancellation will be effective and the Rent will be apportioned to the date when the possession is required for such public or quasi-public use or purpose. If Tenant is not entitled to cancel the Lease or, if it is entitled to do so but does not exercise its option to do so, then, unless Landlord has elected to relocate Tenant as provided in this Section, as of the date when possession is required for such public or quasi-public use or purpose, the Rent will be reduced in the proportion that the Rentable Area contained in the portion of the Premises remaining after such taking bears to the Rentable Area contained in the Premises before the taking. Any award of proceeds resulting from a condemnation or sale in lieu thereof of the whole or part of the Premises will belong solely to Landlord, and Tenant hereby waives any right to make any claim therefore as the results of this Lease and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in and to any such award. Provided, however, that Landlord is not entitled to any award specifically made to Tenant for relocation expenses and the taking of Tenant’s fixtures, furniture or leasehold improvements (exclusive of that portion paid for by Landlord).

Article 20
DEFAULT

20.1     Each of the following shall constitute an "Event of Default": (a) Tenant’s failure to make any payment of the Base Rent, Additional Rent or other sum on or before such payment’s due date following delivery of a three (3) day notice pursuant to Section 83.56(3), Florida Statutes; (b) Tenant’s violation or failure to perform or observe any other covenant or condition within thirty (30) days after notice thereof from Landlord unless such covenant cannot reasonably be performed within thirty (30) days, provided Tenant has commenced the performance thereof within such thirty (30) days and is using commercially diligent efforts to perform same, provided that Tenant shall have no more than one hundred (100) days to perform such covenant; (c) Tenant’s Abandonment of the Premises (as hereinafter defined); (d) an Event of Bankruptcy as specified in Article 21 with respect to Tenant, which is not dismissed within thirty (30) days; or (e) Tenant’s dissolution or liquidation. For purposes hereof, “Abandonment” means that Tenant has permanently vacated the Premises (other than in connection with a sublease or assignment), has ceased to pay Rent and is no longer performing all of its other obligations under this Lease. Notwithstanding the foregoing, Tenant shall have no obligation whatsoever to occupy or operate its business in the Premises, and Tenant shall not be deemed to have Abandoned the Premises if Tenant temporarily or permanently vacates all or any portion the Premises but continues to pay Rent and perform its other obligations under this Lease.

20.2     If there shall be an Event of Default, including an Event of Default prior to the Commencement Date, then Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may, with appropriate legal process only, re-enter, terminate Tenant’s right of possession and take possession of the Premises. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the jurisdiction in which the Building is located, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant’s right of possession, then Landlord shall have no further obligations under this Lease, provided, however, that Landlord may recover from Tenant all rent and other sums accrued through the later of termination or Landlord’s recovery of possession. Whether or not this Lease is terminated, Tenant shall remain liable for any Base Rent, Additional Rent or damages which may be due or sustained prior to such default, all reasonable costs, fees and expenses (including without limitation reasonable attorneys’ fees, brokerage fees and expenses incurred in placing the Premises in rentable condition, as the Premises were delivered to Tenant) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. Tenant shall also be liable for additional damages which at Landlord’s election shall be either:

(a)     an amount equal to the Base Rent and Additional Rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any Additional Rent payable as a result of any failure of such other person to perform any of its obligations), which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant’s default and continuing until the date on which the Lease Term would have expired but for Tenant’s default. Separate suits may be brought to collect any such damages for any month(s), and such suits shall not in any manner prejudice Landlord’s right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the expiration of the Lease Term, in which event the cause of action shall be deemed not to have accrued until the expiration of the Lease Term; or

(b)     an amount equal to the present value (as of the date of the termination of this Lease) of the difference between (i) the Base Rent and Additional Rent which would have become due during the remainder of the Lease Term, and (ii) the fair market rental value of the Premises for the same period, which damages shall be payable to Landlord in one lump sum on demand. For purpose of this Section, present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank of New York (or, if such rate is not reasonably available, such substitute rate as Landlord reasonably shall select).

Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such rights Tenant would otherwise have if Tenant shall be dispossessed for any cause.

20.3     Landlord’s rights and remedies set forth in this Lease are cumulative and in addition to Landlord’s other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord’s exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy.

20.4     If more than one natural person and/or entity shall execute this Lease as Tenant, then the liability of each such person or entity shall be joint and several. Similarly, if Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several.

20.5     If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. Landlord’s taking such action shall not be considered a cure of such failure by Tenant or prevent Landlord from pursuing any remedy to which it is otherwise entitled in collection with such failure. If Landlord elects to make such payment or do such act, then all expenses incurred, plus interest thereon at a rate per annum (the “Default Rate”) which is five (5) whole percentage points higher than the prime rate published from time to time in the Money Rates section of The Wall Street Journal (or, if such rate is not reasonably available, such substitute rate as Landlord reasonably shall select), from the date incurred to the date of payment thereof by Tenant, shall constitute Additional Rent.

20.6     If Tenant fails to make any payment of the Base Rent, Additional Rent or any other sum payable to Landlord within five days after the date such payment is due and payable, then Tenant shall pay a late charge of five percent (5%) of the amount of such payment. In addition, such payment and such late fee shall bear interest at the Default Rate from the date such payment was due to the date of payment thereof

Article 21
BANKRUPTCY

21.1     The following shall be Events of Bankruptcy under this Lease: (a) Tenant becoming insolvent, as that term is defined in Title 11 of the United States Code (the “Bankruptcy Code”), or under the insolvency laws of any state (the “Insolvency Laws”); (b) appointment of a receiver or custodian for any property of Tenant or the institution of a foreclosure or attachment action upon any property of Tenant (c) filing of a voluntary petition by Tenant under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within thirty (30) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or (e) Tenant’s making or consenting to an assignment for the benefit of creditors or a composition of creditors. Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article 20.

Article 22
SUBORDINATION

22.1     This Lease is subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which may now or hereafter encumber the Building or the Land (collectively “Mortgages”), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof; provided, however, that such subordination with respect to future Mortgages shall be conditioned upon Tenant’s recognition of an SNDA (as hereinafter defined) from such future Mortgage holder. Landlord agrees to use its commercially reasonable efforts to obtain and provide Tenant with an executed Subordination, Nondisturbance, and Attornment Agreement (“SNDA”) from any current or future Mortgage holder; provided that Landlord’s inability to provide Tenant with the SNDA shall not constitute a default by Landlord under the terms and provisions of the Lease, nor shall the SNDA be a condition precedent to the effectiveness of this Lease. Tenant agrees to pay for any and all reasonable costs associated with or related to obtaining the SNDA.

Article 23
HOLDING OVER

23.1     Provided no Event of Default exists, Tenant may remain in possession of the Premises after the expiration of the Lease Term for a period not to exceed sixty (60) days, provided that Tenant notifies Landlord in writing at least six (6) months prior to the expiration of the Lease Term (the "Permitted Holdover Period"). Tenant shall occupy the Premises during the Permitted Holdover Period subject to all of the provisions set forth in this Lease, except that Rent during the Permitted Holdover Period shall be three percent (3%) greater than the Rent in effect at the expiration of the Lease Term. If Tenant remains in possession of the Premises following the expiration of the Permitted Holdover Period, or after any permitted termination of the Lease by Landlord, then Tenant shall be a tenant at sufferance and such tenancy shall be subject to all the provisions hereof, except that the Rent for said holdover period shall be 150% of Rent then in effect. The provisions of this paragraph do not exclude Landlord’s rights of re-entry or any other right or remedies provided or allowed hereunder and/or by law. There shall be no renewal of this Lease by operation of law. Nothing in this Paragraph shall be construed as consent by Landlord to the possession of the Premises by Tenant after the expiration of the Term or any permitted termination of the Lease by Landlord. Tenant shall be responsible to Landlord for all consequential damages resulting from Tenant’s failure to timely surrender the Premises within sixty (60) days after the expiration of the Lease Term or the Permitted Holdover Period, as applicable.

Article 24
PARKING

24.1     Landlord shall provide Tenant up to five (5) parking spaces for each 1,000 square feet of Rentable Area contained in the Premises (for a total of sixty-five (65) parking spaces as of the date of this Lease) for the nonexclusive use of Tenant, at no additional charge, which shall include two (2) reserved and covered parking spaces in the parking lot serving the Building in the location shown on Exhibit L attached hereto, and five (5) reserved parking spaces in the parking lot serving the Building in the location shown on Exhibit L attached hereto. Tenant shall not sell, assign or permit anyone other than Tenant’s personnel to use any of the aforesaid parking spaces, except in conjunction with a permitted assignment of this Lease or a permitted sublease of the Premises. Tenant and its employees shall comply with all reasonable rules and regulations promulgated by Landlord or Landlord’s parking area manager for the orderly management and functioning of the Building’s parking areas; provided however that such rules and regulations shall not conflict with this Lease, and shall not impose on Tenant any parking charges or fees (other than maintenance costs collected as Operating Charges, and parking fees for reserved parking spaces, if any) for use of the parking spaces pursuant to this Lease. Landlord shall have the right to: (i) adopt reasonable requirements or procedures pertaining to parking, including parking stickers, access cards or any other devices or forms of identification, (ii) assign specific areas or spaces, and reserve spaces for disabled persons, and other tenants, customers of tenants or other parties, and (iii) restrict or prohibit parking of commercial vehicles. Landlord at all times shall have the right to reasonably designate the particular parking area or areas in the Complex to be used by any or all of such employees and any such designation may be changed from time to time. Upon request of Landlord, Tenant shall furnish Landlord with its employees' license numbers within fifteen (15) days after taking possession of the Premises, and Tenant shall thereafter notify Landlord of any changes within five (5) business days after such change occurs. In the event Tenant leases additional space in the Building, then Landlord shall provide additional parking spaces based upon the ratio set forth above.

Article 25
GENERAL PROVISIONS

25.1     Nothing contained in this Lease shall be construed as creating a partnership or joint venture between Landlord and Tenant or to create any other relationship other than that of landlord and tenant.

25.2     At any time and from time to time upon not less than fifteen (15) days’ prior written notice, Tenant shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, an estoppel certificate: (a) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) stating the dates to which the rent and any other charges have been paid; (c) stating whether or not, to the actual knowledge of Tenant, Landlord is in default in the performance of any obligation of Landlord contained in this Lease, and if so, specifying the nature of such default; (d) stating the address to which notices are to be sent; and (e) certifying to such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, or any holder or prospective holder of a Mortgage. Tenant acknowledges that time is of the essence to the delivery of such statements and that Tenant’s delay, failure or refusal to deliver such statements shall be deemed an Event of Default, and that no cure period otherwise afforded under Section 20.1 shall apply in such instance.

25.3     Landlord and Tenant waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located and waive any right under the doctrine of forum non conveniens or otherwise, to transfer any such action filed in any such court to any other court. All actions and proceedings under this Lease shall be brought in the state and federal courts located in Palm Beach County, Florida.

25.4     All notices or other required communications hereunder shall be in writing and shall be deemed duly given when sent by Express Mail or overnight courier service (provided a receipt will be obtained) or by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (i) if to Landlord: Regan McCrady, Property Manager, 5000 T-Rex Avenue, #100, Boca Raton, Florida 22431 with a copy to Gary Werner, Managing Director of Asset Management, 1 Penn Plaza, Suite 2601, New York, New York 10119; (ii) if to Tenant, at the Tenant Address for Notices identified in the Rider, with a copy to Wilk Auslander LLP, 1515 Broadway, 43rd Floor, New York, New York 10036, Attn: Jonathan Weiss, Esq.

25.5     If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby.

25.6     The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting. Landlord specifically reserves the right to assign this Lease to a successor in interest to the Complex, and shall have no liability to Tenant following such assignment.

25.7    This Lease contains the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings and discussions between the parties hereto.

25.8     This Lease shall be governed by and construed in accordance with the laws of the jurisdiction in which the Building is located.

25.9     Tenant shall not create within the Premises a working environment with a density that exceeds six (6) people per 1,000 rentable square feet of Rentable.

25.10     Article and section headings are used for convenience and shall not be considered when construing this Lease.

25.11     Time is of the essence of each provision of this Lease.

25.12     This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document, and by exchange of electronic “PDF” signatures, which shall have the same effect as original signatures.

25.13     This Lease shall not be recorded, except that Landlord and Tenant agree to execute, in recordable form, a short-form memorandum of this Lease, in substantially the form attached hereto as Exhibit F, and such memorandum shall be recorded in the land records of the jurisdiction in which the Building is located at Tenant’s cost.

25.14     Each party represents that the person executing and delivering this Lease on such party’s behalf is duly authorized to so act.

25.15     This Lease includes and incorporates the Rider and all Exhibits attached hereto.

25.16     Intentionally deleted.

25.17     In the event of any litigation under this Lease the prevailing party will be reimbursed by the non-prevailing party for all reasonable attorneys’ fees and out-of-pocket costs, including through all appellate actions and proceedings, and excluding bankruptcy proceedings.

25.18     Carpooling, Mass Transit and Traffic Control Tenant acknowledges that, due to the nature and size of the Complex, Landlord is required by applicable governmental authorities to participate in, and encourage tenants to participate in, carpool programs, mass transit programs, flexible shift and other flexible time programs, and other traffic reduction programs and measures. Tenant agrees that this Lease is subject to, and Tenant shall comply with the Declaration (as defined in Section 25.21 below) including without limitation, terms and provisions relating to such programs and measures.

25.19     Tenant's liabilities existing as of the expiration of the Lease Term shall survive such expiration or earlier termination.

25.20     If either Landlord or Tenant is in any way delayed or prevented from performing any of their respective obligations under this Lease (other than Tenant's obligations to pay Base Rent and Additional Rent hereunder) due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or any other cause beyond Landlord's or Tenant's reasonable control, as may apply (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention.

25.21     Association. The Complex and the Building in which the Premises are located are subject to a Declaration of Restrictive Covenants, Easements and Conditions (the “Declaration”) which govern certain matters with respect to the development, management and maintenance of the Complex and Building and to satisfy requirements with respect to surface water management, drainage and other aspects of the Complex. The Declaration creates a property owner’s association (“Association”) to perform certain management, operational and maintenance obligations pursuant thereto. The Association has the authority to levy fees and assessments against the Complex, including the Building, to pay for the obligations of the Association. This Lease is subject to the Declaration and to the rights of the Association pursuant thereto. Additionally, fees and assessments of the Association paid by the Landlord shall be deemed, and are included as Operating Charges for the purpose of determining Additional Rent. Landlord represents and warrants that the Declaration does not conflict with any of the terms and conditions of this Lease, and to the extent that Tenant requires the consent of the Association to exercise any of Tenant’s rights under this Lease, Landlord shall use commercially reasonable efforts at Tenant’s cost to obtain such consent.

25.22     Confidentiality. Landlord and Tenant agree not to disseminate in any manner whatsoever, (whether by word of mouth, mechanical reproduction, physical tender or by any manner of visual or aural transmission or review) the financial terms and conditions of this Lease to third parties who could in any way be considered presently or in the future as prospective tenants for the Buildings.

25.23     Landlord reserves the following rights: (a) to change the street address and name of the Building; (b) to change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building; (c) to erect, use and maintain pipes and conduits in and through existing walls and behind the existing ceiling of the Premises in the ordinary course of its maintenance; and (d) to grant to anyone the exclusive right to conduct any particular business in the Building not inconsistent with Tenant's Permitted Use of the Premises. Landlord shall also have the right to construct a building and/or parking lots or garages on the property owned by Landlord adjacent to the Building and to install connections and/or passageways linking the Building to such neighboring building. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance of Tenant's business or use or occupancy of the Premises, provided the exercise of such rights does not materially and adversely interfere with Tenant's rights to use and occupy the Premises in accordance with the Lease. In addition, Landlord reserves for itself the exclusive use of all portions of the roof of the Building and all interstitial space within the buildings and Complex.

25.24     Force Majeure. The obligations of either party hereunder (other than the payment of Rent or other money that shall become due under this Lease) shall not be affected, impaired or excused, nor shall a party have any liability whatsoever to the other party, because (a) such party is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental preemption of priorities or other controls or shortages of fuel, supplies, labor or materials, acts of God or any other cause, whether similar or dissimilar, beyond such party’s reasonable control; or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building or Complex with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond such party’s reasonable control (collectively, a “Force Majeure Event”). Notwithstanding the foregoing, wherever there is provided in this Lease a time limitation for performance by either party of any construction, repair, maintenance or service, the time provided or shall be extended for as long as is reasonably required to the extent that the delay in compliance with such limitation is due to a Force Majeure Event. Tenant shall not hold Landlord liable for any latent defect in the Premises, the Complex or the Building, nor shall Landlord be liable for injury or damage to person or property caused by fire, theft, or resulting from the operation of elevators, air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain or dampness, which may leak or flow from any part of the Building or Complex, or from the pipes, appliances or plumbing work of the same.

25.25     No Waiver. The failure of a party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations herein or hereafter adopted by Landlord, shall not prevent a subsequent act or omission, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach other than the failure of Tenant to pay the particular Rent so accepted. No provision of this Lease shall be deemed to have been waived by a party, unless such waiver is in writing and signed by such party. No act or thing done by Landlord or Landlord’s agent during the Term shall be deemed an acceptance of a surrender of the Premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord.

25.26     Waiver of Trial by Jury. IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL, AND THEY HEREBY DO, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT OR TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR BY ANY COURSE OF CONDUCT OR COURSE OF DEALING. TENANT FURTHER AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM (OR COUNTERCLAIMS IN ANY SUMMARY PROCEEDING) OTHER THAN COMPULSORY COUNTERCLAIMS IN ANY ACTION INITIATED BY LANDLORD OR BASED UPON NONPAYMENT OF RENT OR OTHER PAYMENTS REQUIRED OF TENANT HEREUNDER.

25.27     Radon Gas. Pursuant to Florida Statutes, Section 404.056[6], the following disclosure is required by law: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your county public health unit.

25.28     Financial Statements. Tenant advises Landlord that Tenant is wholly owned by Twinlab Consolidated Holdings, Inc., a Nevada corporation (“TCH”), which is a publicly traded company in accordance with the requirements of the United States Securities and Exchange Commission (the "SEC"). Accordingly, TCH’s financial statements are accessible on-line through filings with the SEC. Tenant shall not be required to provide any financial information to Landlord; however, in the event that TCH is no longer publically traded, then within thirty (30) days after receipt of a written request from Landlord and not more than twice annually, Tenant shall furnish Landlord with Tenant’s most recent audited financial statements (and notes to them), prepared by an independent certified public accountant. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (a) to Landlord’s lenders or prospective purchasers of the Complex, provided that Landlord shall advise such lenders and purchasers of the confidential nature of such financial statements, (b) in litigation between Landlord and Tenant, and (c) if required by court order.

ARTICLE 26

EMERGENCY GENERATOR

Up to the date immediately prior to the Commencement Date, Tenant shall have the continuing right to enter into an agreement with Landlord in substantially the form attached hereto as Exhibit H and made a part hereof regarding backup replacement electrical service solely with respect to the Premises provided by a back-up generator operated by Landlord ("Backup Generator Agreement"). In the event that Tenant elects to enter into the Backup Generator Agreement, Tenant shall give Landlord written notice of Tenant's election to exercise its right under this Article 26 prior to the Commencement Date. Upon receipt of Tenant's written notice, (a) Tenant shall determine the megawatts of capacity on the Generators (as defined in the Backup Generator Agreement) for the Premises to which Tenant is entitled under the Backup Generator Agreement, provided, in no event shall Tenant be entitled to more than 0.75 megawatt of capacity on the Generators for the Premises, (b) Landlord shall determine the Capacity Reservation Charge (as defined in the Backup Generator Agreement) based upon the Generator Rate Schedule attached hereto as Exhibit I and made a part hereof, and (c) Landlord and Tenant shall mutually agree to the Served Systems (as defined in the Backup Generator Agreement). A copy of the final Backup Generator Agreement shall be (i) sent to Tenant within a reasonable time after Landlord and Tenant mutually agree to the megawatts of capacity on the Generators for the Premises and the Served Systems, and (ii) executed by Tenant and returned to Landlord within ten (10) Business Days after Tenant's receipt of the final Backup Generator Agreement. In the event that Tenant does not enter into the Backup Generator Agreement and subscribe to the Power Program, then Tenant shall not receive Standby Power Service.

ARTICLE 27

RELOCATION

Not more than once during the initial Lease Term of this Lease from and after the commencement of the second (2nd) Lease Year, and only if Landlord provides Tenant with reasonable evidence that Landlord shall require occupancy of the Premises in order to Lease the entire rentable area of the floor on which the Premises are located to another tenant leasing the entire floor, Landlord shall have the option (the “Relocation Option”), on not less than ninety (90) days’ prior notice to Tenant, to relocate Tenant to other premises in the Complex which is reasonably acceptable to Tenant (the “New Premises”) on the date set forth in Landlord’s relocation notice (the “Relocation Date”). The New Premises shall be substantially similar to the Premises in rentable and usable square footage and configuration, and shall have substantially similar exterior views as the Premises. Landlord shall, at its sole cost and expense prior to the Relocation Date, perform all work and improvements to the New Premises pursuant to plans and specifications reasonably approved by Tenant to provide the New Premises substantially similar in all material respects to the Premises immediately prior to the Relocation Date, with finishes and materials substantially equal or better to the Premises as of the Relocation Date, based upon plans and specifications reasonably approved by Landlord and Tenant. Landlord shall, at its sole cost and expense, pay one hundred percent (100%) of the costs and expenses for the (i) construction of the New Premises with improvements which are comparable to the Tenant Improvements in the Premises, (ii) the reasonable costs and expenses to purchase, install and test Tenant’s voice and data cabling and wiring, internal security system in the New Premises, (iv) the reasonable costs and expenses to relocate, reinstall and test Tenant’s furniture, trade fixtures and equipment to the New Premises, and (v) the reasonable costs to replace the then on-hand inventory of business cards and stationary (with comparable stock). Provided Landlord has Substantially Completed the foregoing work, Tenant shall relocate to the New Premises on the Relocation Date. Landlord shall use commercially reasonable efforts to relocate Tenant over a weekend so that Tenant can conduct its business in the New Premises on the Monday immediately following such weekend. On the date that Tenant relocates to the New Premises, (A) Tenant shall deliver the Premises to Landlord "As Is" but in broom clean condition; (B) the New Premises shall be deemed the Premises for all purposes under this Lease; and (C) Tenant shall be released from all obligations with respect to the Premises from and after such date other than those obligations that survive the expiration or sooner termination of this Lease, such as the reconciliation of Operating Charges in accordance with Article 5 hereof. In the event that the rentable square footage of the New Premises is less than the rentable square footage of the Premises as of the date of such relocation, Base Rent, Additional Rent and Tenant’s Proportionate Share shall be adjusted based upon such lesser square footage. In the event that the rentable square footage of the New Premises is greater than the rentable square footage of the Premises as of the date of such relocation, Base Rent, Additional Rent and Tenant’s Proportionate Share shall not be increased. Landlord and Tenant agree to execute an amendment to this Lease reflecting the appropriate revisions; however, the failure to enter into such an amendment shall not affect the operation of this Section.

ARTICLE 28

TEMPORARY SPACE

Commencing on the date of this Lease, Tenant shall have a license to occupy Suite 200 located on the 2nd floor of the building located at 4910 Communications Avenue Boca Raton, Florida 33431 and deemed to consist of approximately 22,000 square feet of Rentable Area (the “Temporary Space”) as more particularly identified on Exhibit A-2 attached hereto, on an “As Is” and temporary basis, until ten (10) days after the Commencement Date (the “Temporary Space Term”). In connection with Tenant’s use of the Temporary Premises, Tenant shall, during the Temporary Space Term, pay for its consumption of utilities.  Upon the completion of the Tenant Improvements, Tenant shall vacate the Temporary Space and deliver the Temporary Space to Landlord in broom clean condition.  If Tenant does not immediately surrender the Temporary Space on or prior to the expiration of the Temporary Space Term, then Tenant shall become a tenant-at-will in the Temporary Space and shall be subject to the “Holding Over” provisions set forth in Article 23 of this Lease (excluding the Permitted Holdover Period).  Tenant hereby acknowledges that Tenant shall bear the cost and expense of relocating from the Temporary Space back to the Premises on the Commencement Date. Landlord agrees that the Temporary Space shall be delivered to Tenant on January 1, 2017, vacant and broom clean, with all mechanical and utility systems serving the Temporary Space in good working order and condition.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

Signed, Sealed and Delivered in the Presence Of:

WITNESS:		LANDLORD:

/s/ Danielle Vennett		BOCA T-REX BORROWER, LLC, a Delaware
Name:	Danielle Vennett	limited liability company

		By:	/s/ Regan McCrady
Name:		Name:	Regan McCrady
		Title:	Authorized Representative

WITNESS:		TENANT:

/s/ Irina Lorenzi		TWINLAB CONSOLIDATION
Name:	Irina Lorenzi	CORPORATION, a Delaware corporation

/s/ David Silverman		By:	/s/ Naomi Whittel
Name:	David Silverman	Name:	Naomi Whittel
		Title:	CEO

EXHIBIT A

THE COMPLEX

EXHIBIT A-1

THE BUILDING

4910
4950
4950
4660
5050
4960
4530
4680
5000
4800
4700
4850
5002
SPANISH RIVER BOULEVARD
BROKEN SOUND BOULEVARD
TELECOM DRIVE WEST
COMMUNICATION AVENUE
CONFERENCE WAY NORTH
CONFERENCE WAY SOUTH
YAMATO ROAD
T-REX AVENUE
TECHNOLOGY WAY
EXCHANGE TERRACE
EXCHANGE COURT
NETWORK WAY
48TH STREET
50TH STREET
TELECOM DRIVE EAST
J
L
I
H
A
G
F
E
B
D
C

EXHIBIT A-2

TEMPORARY SPACE

EXHIBIT B

PREMISES

EXHIBIT C

WORK LETTER AGREEMENT

This Exhibit is attached to and made a part of that certain Lease Agreement executed by and between BOCA T-REX BORROWER, LLC, a Delaware limited liability company, as Landlord, and TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation, as Tenant, pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain space in the office building complex commonly known as “Boca Raton Innovation Campus” and located at 4800 T-Rex Avenue, Boca Raton, Florida, 33431. Any capitalized term used but not defined herein shall have the meaning assigned to it in the Lease. Landlord and Tenant hereby mutually agree as follows:

A.     Landlord will complete construction of the Premises in accordance with the following:

1.

Landlord, through its designated Contractor (hereinafter defined), shall improve the Premises (the “Tenant Improvements”) using standard Building materials and finishes in accordance with the space plan attached to the Lease as Exhibit “C-1” (the “Space Plan”) and certain construction plans to be prepared by Landlord’s architect,______________________ (“Architect”) (the "Plans"). Within fifteen (15) days after the date of the Lease, Landlord shall deliver the Plans to Tenant for Tenant’s review, which shall conform in all material respects to the Space Plan. Tenant shall have fifteen (15) days from the date it receives the Plans to provide Landlord with an approval of and/or with any reasonable proposed changes to such Plans and if Tenant fails to so respond within such fifteen (15) days (or five (5) days for revisions), the Plans, or revised Plans, as applicable, shall be deemed approved. If Tenant requests any changes to the Plans, Landlord shall make those changes which are reasonably requested by Tenant and shall within ten (10) days thereof submit the revised portion of the Plans to Tenant. Tenant shall have no right to request any changes to the Plans that would alter the exterior appearance of the Building or adversely affect the Building systems. Tenant may not thereafter disapprove the revised portions of the Plans unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the Plans, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Each Tenant shall at all times in its review of the Plans, and of any revisions thereto, act reasonably and in good faith. Without limiting the foregoing, Tenant agrees to confirm Tenant’s consent to the Plans and acknowledge the Cost Statement (as hereinafter defined) in writing within five (5) days following Landlord’s written request therefor. As modified by any Tenant-required changes and any Tenant Changes (as hereinafter defined), the final Plans will be the “Final Plans.” Tenant acknowledges that Landlord’s approval of the Final Plans shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. For purposes hereof, Landlord shall solicit competitive bids for the construction of the Tenant Improvements from three (3) licensed and insured general contractors for the performance of the Tenant Improvements, and the general contractor submitting the lowest bid to timely construct the Tenant Improvements shall be selected by Landlord to perform the Improvements (the “Contractor”). Prior to commencing performance of the Tenant Improvements, Landlord shall provide a budget of the total cost and expense of the Tenant Improvements, which shall be based on and not exceed the selected bid based on the scope of work for the Tenant Improvements (the “Cost Statement”). In no event shall the total costs and expenses of the Tenant Improvements exceed the amount set forth in the Cost Statement except to the extent that Tenant requests Tenant Changes which increase the cost of the Tenant Improvements as set forth below.

2.

Except as expressly provided herein and described in the Final Plans, Landlord shall not be responsible for the renovation, construction or installation of any improvements relating to the Premises. Tenant acknowledges that Landlord has not made any representations or warranties with respect to the condition of the Premises and neither Landlord nor any assignee of Landlord shall be liable for the condition of the Premises.

3.

Subject to Punch List Items (as hereinafter defined) and Landlord’s obligation to deliver the Premises in the Delivery Condition and to repair Defects, the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises and Tenant Improvements were in good and satisfactory condition at the time such possession was taken. All work will be scheduled by Landlord during normal business hours in such a manner as to not inconvenience other tenants in the Building.

4.	Landlord’s obligations with respect to improvements and alterations in the Premises shall be limited to the construction of the improvements and alterations set forth in the Final Plans.

B.      Landlord shall contribute the Improvement Allowance, as partial payment for the “hard cost" of the Tenant Improvements, and Tenant shall be responsible for the Excess, subject to the conditions and requirements set forth in Section 29 of the Rider and this Exhibit C.

C.      If Tenant requires any changes in the Final Plans (the “Tenant Changes”), Landlord shall cause Architect to prepare such modifications to Final Plans at Tenant’s expense. As a condition of its approval, Landlord may require additional payments against the Excess, if Landlord determines that the Tenant Changes will increase the Excess. If Landlord approves the Tenant Changes, Landlord will incorporate such changes in the Tenant Improvements. Landlord shall advise Tenant of any additional cost and potential delay resulting from the proposed Tenant Changes and Tenant shall have three (3) business days to either accept or reject the Tenant Changes. If Tenant accepts the Tenant Changes as proposed by Landlord, Landlord shall perform same and Tenant shall be responsible for any such additional costs. If Tenant rejects such proposal or fails to respond to Landlord within such three (3) business days, Tenant will be deemed to have rejected the proposed Tenant Changes and Landlord shall not perform same.

D.      “Substantial Completion” shall be deemed to occur when the Tenant Improvements specified in this Exhibit C (excluding long lead time items) have been completed in accordance with the Final Plans and any approved Tenant Changes, except for punch-list items which do not substantially interfere with Tenant’s intended use of the Premises, as evidenced by the issuance of a certificate of occupancy or the equivalent, as required by the appropriate governmental authority having jurisdiction over the Building. If Tenant’s failure to timely submit final working drawings and specifications of materials for Landlord’s approval, long-lead time items requested by Tenant, the Tenant Changes, or if Tenant requests any changes to the Final Plans or if Tenant requests additional pricing or re-pricing for fixtures, equipment or merchandise with its contractors, or if Tenant fails to obtain in a timely manner contracts for computer and/or telephone system wiring for the Premises, or any other act or omission on the part of Tenant, or its agents, employees, or contractors, delay the completion of the Tenant Improvements (the “Tenant Delays”), then Tenant’s obligation to pay Rent shall commence as of the date upon which the Commencement Date would have occurred but for such Tenant Delays.

E.     Within thirty (30) days after the Substantial Completion of the Tenant Improvements, Tenant shall execute and deliver to Landlord a written declaration, in the form attached hereto as Exhibit G, certifying that Tenant is in possession and has accepted the Premises, and that all conditions of this Lease required of Landlord as of that date have been fulfilled, and there are no defenses or off-sets against the enforcement of this Lease by Landlord. Tenant shall prepare and submit a punch-list to Landlord within ten (10) business days of tender of possession. If Tenant timely submits such punch-list, then Landlord will use its reasonable best efforts to repair items required to be repaired within thirty (30) business days of receipt of such list (which time shall be extended for delays beyond Landlord’s reasonable control).

F.     This Exhibit is intended to supplement and be subject to the provisions of the Lease. The parties agree that all exhibits or addenda attached to this Work Letter are hereby incorporated by reference and are made a part of this Work Letter and the Lease.

G.     Except as expressly set forth in this Exhibit C, Landlord shall not charge Tenant any construction management, supervisory, architect’s, engineers or any other fees or costs in connection with the design, planning, construction or performance of the Tenant Improvements.

EXHIBIT C-1

Space Plan

EXHIBIT D

RULES AND REGULATIONS

This Exhibit is attached to and made a part of that certain Lease Agreement dated as of the ________________________, (the “Lease”), by and between BOCA T-REX BORROWER, LLC, a Delaware limited liability company (“Landlord”) and TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation (“Tenant”).

The following Rules and Regulations have been formulated for the safety and well being of all tenants of the Building and to ensure compliance with all municipal and other requirements. Strict adherence to these Rules and Regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy in the Building in accordance with the Lease.

Landlord may, upon request by any tenant, waive the compliance by such tenant to any of these Rules and Regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord’s authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such Rule and Regulation in the future unless expressly consented to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the Rules and Regulations unless such other tenant has received a similar waiver in writing from Landlord, and (iv) any such waiver by Landlord shall not relieve the tenant from any obligation or liability of such tenant to Landlord pursuant to the Lease for any loss or damage occasioned as a result of the tenant’s failure to comply with any such Rule or Regulation.

1.     The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls and other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants in such manner as Landlord deems best for the benefit of the tenants generally No tenant shall permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions or facilities of the Building

2.      No awnings or other projections shall be attached to any wall of the Building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

3.     No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

4.     The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, chemicals, paints, cleaning fluids or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

5.     There shall be no marking, painting, drilling into or in any way defacing the Building or any part of the Premises visible from public areas of the Building. Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required for its communication system and approved prior to the installation thereof by Landlord. No such loudspeaker or sound system shall be constructed, maintained, used or operated outside of the Premises.

6.     No bicycles, vehicles, animals, birds or pets of any kind shall be brought into or kept in or about the Premises, and no cooking (except for hot-plate or microwave cooking by Tenant’s employees for their own consumption, the equipment for and location of which are first approved by Landlord) shall be done or permitted by any tenant on the Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or to permeate from the Premises.

7.     The use of the Premises by each tenant was approved by Landlord prior to execution of the Lease and such use may not be changed from the Permitted Use without the prior approval of Landlord. No space in the Building shall be used for manufacturing of goods for sale in the ordinary course of business, for the storage of merchandise for sale in the ordinary course of business or for the sale at auction of merchandise, goods or property of any kind.

8.     No tenant shall make any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or Premises or those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

9.     No flammable, combustible or explosive fluid, chemical, asbestos or other hazardous substance or any other material harmful to tenants of the Building shall be brought, installed in or kept upon the Premises, except for ordinary and customary cleaning and office products, used in accordance with all applicable laws. No space heaters, fans or individual air conditioning units may be used in the Premises. Any electrical or extension cords deemed to be a fire hazard by Landlord in Landlord’s sole discretion shall be removed.

10.     No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of its tenancy, restore to the Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof.

EXHIBIT E

LEASE GUARANTY

Intentionally deleted.

EXHIBIT F

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (“Memorandum of Lease”) is made as of the __ day of ____________, 2016 by and between BOCA T-REX BORROWER, LLC, a Delaware limited liability company, whose post address is 5000 T-Rex Avenue, Boca Raton, Florida, 33431, (hereinafter referred to as the “Landlord”), and TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation, authorized to do business in Florida, whose post office address is 4800 T-Rex Avenue, Suite 305, Boca Raton, Florida (hereinafter referred to as the “Tenant”).

WITNESSETH:

1.     That by Lease of even date hereof (the “Lease”), Landlord has demised and leased to Tenant and Tenant has rented from Landlord that portion of certain real property located at 4800 T-Rex Avenue, in the City of Boca Raton, Palm Beach County, Florida, (the “Premises”) as such real property is more particularly described in Exhibit “A” attached hereto and made a part hereof, and the rights, easements and privileges granted to Tenant in the Lease.

2.     The initial term of the Lease commenced on____________, and shall continue for a term of _________ ( )____ months from the Commencement Date, as such date is defined in the Lease, unless earlier terminated in accordance with the provisions of the Lease.

3.     Pursuant to Florida Statutes Section 713.10, notice is hereby given that the Lease includes the following provision:

In accordance with the applicable provisions of the Florida Construction Lien Law and specifically Florida Statutes, Section 713.10, no interest of Landlord whether personally or in the Premises, or in the underlying land or Building of which the Premises are a part, or the leasehold interest aforesaid shall be subject to liens for improvements made by Tenant or caused to be made by Tenant hereunder. Further, Tenant shall have no power or authority to create any lien or permit any lien to attach to the present estate, reversion, or other estate of Landlord in the Premises or in the Building, and all mechanics, materialmen, contractors, artisans and other parties contracting with Tenant or its representatives or privies as to the Premises or any part of the Premises are hereby charged with notice that they must look to the Tenant to secure payment of any bill for work done or material furnished or for any other purpose during this Lease term. The foregoing provisions are made with express reference to Section 713.10 of the Florida Statutes. Landlord has recorded a notice of the foregoing in the Public Records of Palm Beach County, Florida, pursuant to the provisions of Section 713.10 Florida Statutes.

4.     For all other terms and provisions of the Lease, reference is hereby made to the Lease itself, and all persons are hereby placed on notice of the existence of the Lease and of its terms and provisions The Lease and exhibits thereto are hereby incorporated by reference in this Memorandum of Lease. In the event of any conflict between the provisions of this Memorandum of Lease and the Lease, the provisions of the Lease shall govern, control and prevail.

5.     Upon termination of the Lease, the Landlord may unilaterally execute and record a termination of this Memorandum of Lease which shall terminate and release this Memorandum of Lease.

6.     This Memorandum of Lease may be executed in multiple counterparts, which when taken together, shall constitute a single instrument.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum of Lease to be duly executed and sealed as of the date first above written.

WITNESS/ATTEST:		LANDLORD:

BOCA T-REX BORROWER, LLC, a

Delaware limited liability company

By:
	(SEAL)	Name:
Title:

Print Name:		Date:
Title:

Print Name:
Title:

WITNESS/ATTEST:		TENANT:

TWINLAB CONSOLIDATION
CORPORATION, a Delaware
corporation

By:
	(SEAL)	Name:
Title:

Print Name:	Date:
Title:

Print Name:
Title:

STATE OF
COUNTY OF

The foregoing instrument was acknowledged before me this ____ day of ____________, 20__, by ________________, as ________________________ of Boca T-Rex Borrower, LLC, a Delaware limited liability company, on behalf of the company. S/He is personally known to me or has produced _____________________________ as identification.

Print Name: _________________________________________
Notary Public
Commission No. ______________________________________
My commission expires: ________________________________

WIRE TRANSFER INSTRUCTIONS

Payments should be made payable to “Boca Corporate Center”

Wire/ACH Instructions:	Mail Checks:

Wells Fargo Bank, N.A.	Boca Corporate Center

San Francisco, CA	PO Box 865182

ABA # 121 000 248	Orlando, FL 32886-5182

Acct #:

Account Name: Boca T-Rex Borrower LLC

EXHIBIT G

ACCEPTANCE OF PREMISES MEMORANDUM

This Acceptance of Premises Memorandum is being executed pursuant to that certain Lease Agreement executed by and between BOCA T-REX BORROWER, LLC, a Delaware limited liability company, as Landlord, and TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation, as Tenant, pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain space, being designated as Suite No. 305 and 305A of the 4800 Building of the office building complex commonly known as “Boca Raton Innovation Campus” and located at 5000 T-Rex Avenue, Boca Raton, Florida, 33431. Unless specified otherwise herein, all capitalized terms used herein shall have the meanings assigned to them in the Lease. Landlord and Tenant hereby agree that:

1.     Except for the “Punch List Items” (herein so called, as shown on the attached Punch List), the construction work and improvements to the Premises required under the terms of the Lease and the Work Letter attached thereto has been fully completed.

2.     Tenant hereby accepts the Premises, except for the Punch List Items and repair of Defects (as defined in the Lease).

3.     The Commencement Date is hereby acknowledged and agreed to be ___________________, 20___. If the date set forth in the Rider is different than the date set forth in the immediately preceding sentence, then the Rider is hereby amended to provide that the Commencement Date shall henceforth be the date set forth in the immediately preceding sentence.

4.     The Expiration Date of the Lease is hereby acknowledged and agreed to be ___________________, 20___. If the date set forth in the Rider is different than the date set forth in the immediately preceding sentence, then the Rider is hereby amended to provide that the Expiration Date shall henceforth be the date set forth in the immediately preceding sentence.

5.     Landlord represents to Tenant that Landlord has obtained a Certificate of Completion covering the Premises and a Certificate of Occupancy covering the Premises, and has provided copies of same to Tenant.

(Signature Pages to Follow)

Agreed and Executed this _______ day of _______________________, 20____.

WITNESS/ATTEST:

LANDLORD:

BOCA T-REX BORROWER, LLC, a
Delaware limited liability company

By:
(SEAL)	Name:
Title:

Print Name:	Date:
Title:

Print Name:
Title:

WITNESS/ATTEST:	TENANT:

TWINLAB CONSOLIDATION
CORPORATION, a Delaware corporation

By:
(SEAL)	Name:
Title:
Print Name:	Date:
Title:

Print Name:
Title:

EXHIBIT H

BACKUP GENERATOR AGREEMENT

THIS SUPPLEMENT TO LEASE FOR EMERGENCY STANDBY ELECTRIC POWER SERVICE (this "Supplement") is made as of __________, 2016 ("Supplement Date") between BOCA T-REX BORROWER, LLC, a Delaware limited liability, a Delaware limited liability company ("Landlord"), and TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation ("Tenant").

RECITALS:

A.     Tenant has entered into that certain lease agreement with Landlord described on Exhibit "A" attached hereto and made a part hereof ("Lease") for the premises therein described ("Premises").

B.     Landlord has available standby electric power generators and related equipment (collectively, "Generators"), which are used under Landlord's Standby Power Facilities Program ("Power Program") to provide emergency standby electric power service at Boca Raton Innovation Campus, Boca Raton, Florida ("Complex") for Landlord's operation of the Complex and to tenants of the Complex and others who wish to subscribe for emergency standby electric power service (collectively, "Subscribers").

C.     Tenant has elected to subscribe under the Power Program for emergency standby electric power service to the Premises, and Landlord has agreed to make emergency standby electric power service available to the Premises up to the Capacity Reservation, as hereinafter defined ("Standby Power Service"), subject to and upon the terms and conditions set forth in this Supplement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt whereof and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Relationship to Lease. This Supplement shall form a part of the Lease. In the event of any inconsistency between the terms of the Lease and the terms of this Supplement as they relate or apply to the Power Program or Standby Power Service, the terms of this Supplement shall control. Capitalized terms used in this Supplement and not otherwise defined herein shall have the same meanings as provided in the Lease.

2. Term. The term of this Supplement shall commence on the Supplement Date and continue for the balance of the Lease Term of the Lease, as the same may be sooner terminated or hereafter extended pursuant to the terms of the Lease. Tenant's rights under this Supplement shall automatically terminate and be null and void upon the expiration or earlier termination of the Lease or Tenant's right to possession of the Premises.

3. Capacity Reservation and Reservation Charge. Tenant shall pay Landlord by federal wire transfer of immediately available funds the certain charges pursuant to Exhibit "I" of the Lease (collectively, the "Capacity Reservation Charge") in connection with Tenant's subscription to Standby Power Service. The Capacity Reservation Charge, plus applicable state and local sales and use taxes, shall be paid by Tenant to Landlord in advance and on or before the first day of each calendar month during the Lease Term at the same time and place and in the same manner as the payment of monthly installments of Base Rent, except that the Capacity Reservation Charge for the first full calendar month for which the Capacity Reservation Charge shall be due shall paid on the Supplement Date. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Capacity Reservation Charge for such month shall be prorated on the basis of 1/30th of the monthly Capacity Reservation Charge for each day of such month. In consideration of the payment by Tenant to Landlord, or as Landlord may from time to time direct, of the Capacity Reservation Charge as set forth above, Tenant shall be entitled to up to ____________ [TBD] megawatts of capacity on the Generators for the Premises ("Capacity Reservation") subject to the terms and conditions set forth in this Supplement and the Lease. On the first day of each Lease Year (as defined in Lease) during the Lease Term (and renewal or extension thereof), the annual Capacity Reservation Charge shall increase by three percent (3%) ("Supplemental Capacity Reservation Charge"), over the annual Capacity Reservation Charge in effect during the immediately preceding Lease Year. If Tenant fails to timely pay the charges due hereunder, this Supplement shall automatically terminate without further notice or action by Landlord, and Landlord may reserve for its own use or sell to other Subscribers the Standby Power Service theretofore reserved for Tenant. The Capacity Reservation Charge and Supplemental Capacity Reservation Charge (if applicable) are non- refundable, shall be paid without any prior demand or notice therefor, shall in all events be paid without any deduction, recoupment, set-off or counterclaim, and shall not be subject to proration, credit, offset, rebate or abatement for any cause whatsoever, except as expressly provided in Paragraph 4(d) below.

4. Served Systems.

a.     Standby Power Service is limited to serving (i) Tenant's equipment and systems located within the Premises and specifically identified by Tenant on Exhibit "B" attached hereto and made a part hereof (collectively, "Served Systems"), and (ii) the Complex's central air conditioning service ("Complex AC") to the Premises, or if Complex AC is not supplied to the Premises because Tenant has installed a separate or supplemental air conditioning system in the Premises ("Premises AC"), Standby Power Service may be applied to the Premises AC; provided, however, in no event shall more than forty (40%) percent of the Standby Power Service reserved for Tenant under the Capacity Reservation ("40% Limitation") be used for Complex AC to the Premises or Premises AC, as the case may be. For purposes of this Supplement, "Served Systems" shall include Complex AC to the Premises or Premises AC, whichever is applicable, in either instance subject to the 40% Limitation. Tenant shall include on Exhibit "B" hereto the power required for each piece of equipment included in the Served Systems, including, without limitation, the Complex AC to the Premises or Premises AC, whichever is applicable, subject to the 40% Limitation, and shall further designate on Exhibit "B" which of the Served Systems are "non-essential Served Systems" for purposes of this Supplement.

b.     Tenant shall cause the Served Systems to be connected to electrical panels or breakers separate from the main panels and breakers for the Premises so as to permit the disconnection of all electrical systems and equipment, other than the Served Systems, from the Power Program. Tenant shall be solely responsible for the compatibility of the Served Systems with the Generators, including, but not limited to, electrical systems, wire, conduit, panels, transformers, switchgear and breakers in the Premises. Before the Served Systems may be connected to the Generator, Tenant shall make, at Tenant's sole cost and expense, any and all modifications and enhancements to the Served Systems necessary for such compatibility with the Generators. Landlord shall have no liability or responsibility for damage or injury to the Premises, the Served Systems or any of Tenant's equipment or personnel due to any such installation, connection or incompatibility, all such liability being expressly waived by Tenant. Before connecting the Served Systems to the Generator, Tenant shall disconnect any equipment which is not included in the Served Systems identified on Exhibit "B" hereto.

c.     Commencing on the Supplement Date, Landlord and its employees, agents, contractors and representatives shall have a non-exclusive right of access to and through the Premises at all times to the extent reasonably necessary for the implementation of the Power Program and the provision of Standby Power Service to the Premises in accordance with the provisions of this Supplement, including the installation, testing, maintenance, operation, repair, replacement and removal of any cabling or other appurtenances connecting the Served Systems to the Generators, provided that (i) Landlord shall make reasonable efforts to minimize interference with Tenant's use and enjoyment of the Premises, and (ii) Landlord shall endeavor to provide Tenant with twenty-four (24) hour notice prior to any access to the Premises other than for emergency repairs. Landlord shall have twenty-four (24) hours access to the Premises for any emergency work in connection with the Served Systems, Complex AC or Power Program.

d.     Tenant acknowledges that Landlord has made no representation, warranty or guarantee as to the adequacy, effectiveness or efficiency of the Generators to provide an emergency source of power to the Premises or the Served Systems, or any portion thereof, or to Complex AC, at any time during the Term (even if it is determined that the Generators have or may have excess capacity). Tenant further acknowledges that the Generators are intended to first service the emergency power needs of Landlord with respect to the Common Areas of the Complex, and the emergency power needs of other Subscribers who are using the Generators as of the Supplement Date, before the transfer of Standby Power Service to the Premises. If, at any time during the term of this Supplement, Landlord elects to discontinue the Power Program or Landlord reasonably determines that Tenant's use of the Generators adversely impacts the Complex or the use of any other Subscriber's premises, Landlord may so notify Tenant, and Landlord may require Tenant to discontinue use of the Generators no later than the earlier of one hundred twenty (120) days after Landlord's notice, or the date, if any, required under applicable Law ("Termination Date"). In such event, Tenant's use of the Generators and subscription under the Power Program shall be null and void from and after the Termination Date, and Landlord shall refund to Tenant any unused portion of the monthly installment of the Capacity Reservation Charge or any unused portion of the monthly installment of the Supplemental Capacity Reservation Charge, whichever is applicable, for the month in which such Termination Date occurs, within thirty (30) days of Tenant's disconnection of the Served Systems from the Generators. Notwithstanding the foregoing, Landlord shall not have the right to terminate Tenant's use of the Generators to allow a Subscriber which is not currently using the Generators to use the Generators for its emergency power needs.

5. Generator Operation.

a.     Tenant's Temporary Generators. If Landlord has heretofore permitted Tenant to operate a temporary backup generator for the Premises, Tenant shall, within ten (10) days after the Supplement Date, disconnect such temporary backup generator and remove the same from the Complex and restore the portion of the Complex affected to the condition existing prior to the installation of such temporary backup generator.

b.     Emergency Service Use. Tenant acknowledges that the Generators are intended for limited emergency backup use and neither the Generators nor the fuel storage tanks for the Generators are either designed or have the capacity for more than limited and temporary use.

c.     Start-up Delay. In the event of a power failure ("Outage"), the Generators are designed to start up over a period of thirty (30) minutes. Landlord shall not be liable or responsible for any direct, indirect, consequential or special damages that may occur due to an interruption of Tenant's business or business operations, or to the Premises or Tenant's equipment, the Served Systems or Complex AC or Premises AC, whichever is applicable, due to any delay in the start-up of the Generators. Tenant shall be responsible to provide for its own backup uniform power supply to the Premises and the Served Systems to address any start-up delay of the Generators.

d.     Emergency Representative. Tenant designates ____________ as its "Emergency Representative" in the event of an Outage or other emergency. His /Her after hours contact information is: _______: ____________ or ___________ : __________ The Emergency Representative shall have full authority to act on behalf of Tenant in the event of an Outage or other emergency and shall be available to meet with Landlord and the emergency representatives of other Subscribers to implement emergency procedures established by Landlord in the event of an Outage or other emergency. Tenant may change its Emergency Representative, add one additional Emergency Representative or change the after-hours contact information by notice to Landlord, in writing. After-hours contact information for the Emergency Representative shall include, but not be limited to, home addresses and telephone numbers, cellular telephone numbers and pager numbers. If Tenant has two Emergency Representatives, notices to Tenant under this Supplement shall be deemed made to Tenant if made to either one or both of the Emergency Representatives. Tenant shall notify Landlord, in writing, of any changes in the identity or after-hours contact information of the Emergency Representative. The Emergency Representative shall participate in emergency drills conducted by Landlord from time to time.

e.     Generator Operation During Extended Outage. For purposes hereof, any Outage lasting more than one (1) hour shall be deemed an "Extended Outage." Tenant acknowledges that the fuel storage capacity of the Generators is not sufficient for continuous or extended use of the Generators to meet the emergency power needs of Landlord and all Subscribers under the Power Program. In the event of an Extended Outage or a series of Outages, Landlord, in its sole and exclusive discretion, shall have the right, but not the obligation, to regulate, reduce and limit the availability of emergency standby electric power service to Subscribers, including Tenant, under the Power program in order to meet the generator recommendations of the Federal Emergency Management Agency, the safety of all tenants of the Complex and all Subscribers under the Power Program, the availability of fuel supplies or the operating conditions and requirements of the Generators.

In order to administer the Power Program in the best interests of the Complex, Landlord has established the following rules, procedures and protocols for responding to an Extended Outage (which rules, procedures and protocols may be amended at any time and from time to time as provided in Paragraph 5[i] below):

(1) Definitions:

●	Level One Outage: An Extended Outage lasting more than one (1) hour, but anticipated by Landlord, in Landlord's sole and exclusive judgment, to last less than three (3) hours.
●	Level Two Outage: An Extended Outage lasting or anticipated by Landlord, in Landlord's sole and exclusive judgment, to last more than three (3) hours, but less than twenty-four (24) hours.
●	Level Three Outage: An Extended Outage lasting or anticipated by Landlord, in Landlord's sole and exclusive judgment, to last more than twenty-four (24) hours.

(2) Extended Outage Protocols:

In the event of an Extended Outage, Landlord shall advise Tenant, to the extent feasible, of the anticipated level of the Extended Outage, and Tenant shall comply with the following emergency protocols of the applicable level of the Extended Outage, which protocols may be amended by Landlord at any time and from time to time in accordance with Paragraph 5(i) below ("Protocols"):

●	Level One Outage: The operation of the Served Systems, as contemplated under this Supplement, may continue.
●

Level Two Outage: The operation of the Served Systems, as contemplated under this Supplement, may continue. Tenant shall turn off or disconnect all equipment and systems in the Premises which do not constitute Served Systems ("Non-Served Systems") within thirty (30) minutes to one (1) hour of Landlord's notice of the Level Two Outage. Tenant's personnel not required in the operation of the Served Systems may be required by Landlord to immediately vacate the Premises and the Complex, and Tenant shall otherwise comply with Landlord's emergency procedures and rules promulgated from time to time in accordance with the Lease or this Supplement. Landlord may, in Landlord's sole and exclusive judgment, (i) reduce or eliminate Complex AC, (ii) reduce or eliminate non-emergency Common Area systems and services, including, but not limited to, the operation of the cafeteria, conference centers and other amenities or services provided by Landlord to tenants of the Complex, or (iii) require Tenant to turn off or disconnect non-essential Served Systems within thirty (30) minutes to one (1) hour of Landlord's request.

●

Level Three Outage: Only the essential Served Systems designated on Exhibit "B" hereto may be permitted to operate during a Level Three Outage. Tenant shall turn off or disconnect all non-essential Served Systems and Non-Served Systems within one (1) hour of Landlord's notice of a Level Three Outage. Tenant's personnel not required in the operation of the essential Served Systems shall immediately vacate the Premises and the Complex, and Tenant shall otherwise comply with Landlord's emergency procedures and rules promulgated from time to time in accordance with the Lease and this Supplement. Landlord may, in Landlord's sole and exclusive judgment, (i) reduce or eliminate Complex AC, (ii) reduce or eliminate non-emergency Common Area systems and services, including, but not limited to, the operation of the cafeteria, conference centers and other amenities or services provided by Landlord to tenants of the Complex, or (iii) require Tenant to turn off, reduce or disconnect all Served Systems (essential and non-essential) due to the unavailability of fuel to service the Generators. During a Level Three Outage, Landlord shall report to Tenant as to the status of the Level Three Outage, anticipated actions by Landlord and the availability of fuel supplies, and shall use reasonable efforts to notify Tenant of an impending planned shut down of Standby Power Service at least one (1) hour prior to such shutdown. Tenant shall, upon Landlord's request, immediately disconnect all non-essential Served Systems from the Standby Power Service and otherwise cooperate with Landlord to maximize fuel supplies and the obtaining of additional fuel supplies. Tenant acknowledges that in the event of a Level Three Outage, fuel may become exhausted and additional fuel unavailable, in which event the Generators may be shut down and Standby Power Service discontinued to the Premises, the Served Systems and Non-Served Systems, in whole or in part, all without liability to Landlord.

f.     Generator Maintenance Program. Landlord has entered into a service Supplement for the maintenance of the Generators with a generator maintenance company selected by Landlord. The service Supplement provides for maintenance of the Generators in accordance with the National Fire Protection Agency Level 2 standards for emergency generators. Copies of the service Supplement and repair records for the Generators shall be kept at the management offices of the Complex for inspection by Tenant upon reasonable prior written notice during Business Hours.

g.     Planned Maintenance. Landlord may interrupt or reduce the availability of Standby Power Service for a reasonable duration, upon prior notice to Tenant, for the purpose of performing ordinary maintenance, repairs, replacements, connections or changes of or to the Generators or any other equipment or appurtenances related thereto, including any of the foregoing which is required by good engineering and operating practices or by manufacturers' specifications. Landlord shall attempt to restore the availability of Standby Power Service as soon as is reasonably possible.

h.     Non-Scheduled Interruption. Landlord shall have the right to interrupt or reduce Standby Power Service for a duration determined necessary by Landlord, without prior notice to Tenant, if (i) a Force Majeure Event (as hereafter defined) has occurred that causes or requires such interruption or reduction of Standby Power Service, or (ii) the Served Systems or the Premises have become dangerous in Landlord's judgment and, as a result thereof, Landlord believes that such interruption or reduction is necessary to prevent injury to persons or damage to property or to prevent the interruption or reduction of emergency standby electric power service to other Subscribers.

i.     Rules. Tenant shall comply with, and shall cause any subtenants, assignees, occupants, invitees, employees, contractors and agents to comply with, the rules, procedures and Protocols set forth in this Supplement (collectively, "Rules"). Landlord shall have the right to reasonably amend the Rules and supplement the same with other reasonable rules relating to the Power Program not expressly inconsistent with this Supplement, and all such amendments or new rules shall be binding upon Tenant after five (5) days notice thereof to Tenant and shall constitute "Rules" for purposes of this Supplement. The Rules shall be applied on a non-discriminatory basis among the Subscribers, but nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of any Rules by any other Subscriber or out of the enforcement or waiver of the Rules by Landlord in any particular instance.

6.     Excess Demand Load. Tenant may not exceed the Capacity Reservation during any Outage. If Tenant exceeds the Capacity Reservation during an Outage ("Excess Demand"), Landlord may, in Landlord's sole and exclusive judgment, require Tenant to immediately disconnect non-essential Served Systems and reduce the actual load to the Generators to a level less than the Capacity Reservation. If Tenant fails to take such immediate action, Landlord may reduce Standby Power Service to the Premises so that the actual load does not exceed the Capacity Reservation. Alternatively, if there is sufficient capacity for emergency standby electric power service to the Common Areas and other Subscribers, as determined by Landlord in its sole and exclusive judgment, Landlord may charge Tenant an additional fee for the Excess Demand equal to two hundred percent (200%) of the then current Capacity Reservation Charge or the Supplemental Capacity Reservation Charge, whichever is applicable, prorated for the actual load in excess of the Capacity Reservation ("Excess Demand Fee"). The foregoing rights and remedies are in addition to Landlord's other rights and remedies under this Supplement and at law or in equity, and any additional Rules promulgated or implemented by Landlord in the event of an Extended Outage. The Excess Demand Fee shall be billed by Landlord and paid by Tenant, as Additional Rent under the Lease, within ten (10) Business Days of written demand therefor by Landlord.

7.     Use Charges.

a.     Tenant shall pay for the fuel consumed by the Generators during an Extended Outage in the proportion that Tenant's electrical usage during such Extended Outage bears to the aggregate electrical usage of all Subscribers consuming fuel during such Extended Outage ("Tenant's Power Share"). Landlord may bill Tenant's Power Share of the foregoing directly to Tenant, which shall be payable by Tenant in monthly, quarterly, semi-annually or annual installments, as determined by Landlord under the Power Program.

b.      The cost of fuel for Outages which are not Extended Outages and all other costs of maintaining, repairing, testing and servicing the Generators and implementing the Power Program may, at Landlord's option, be treated, budgeted and invoiced as Operating Expenses under the Lease; however, such costs shall not be limited by any exclusions from Operating Expenses specified in the Lease or by any provisions of the Lease limiting Tenant's Prorata Share of Operating Expenses or Overhead Rent. In the alternative, Landlord may bill Tenant's Power Share of the cost of fuel for Outages which are not Extended Outages and all other costs of maintaining, repairing, testing and servicing the Generators and implementing the Power Program directly to Tenant, which shall be payable by Tenant in monthly, quarterly, semi-annually or annual installments, as determined by Landlord under the Power Program.

8. Covenants of Tenant. Tenant covenants that:

a.     Tenant shall not add any additional systems or equipment to the Generator at any time without the prior written consent of Landlord, which Landlord may withhold for any reason or no reason, in Landlord's sole and exclusive discretion. Alternatively, Landlord may condition its consent upon Tenant's payment of an additional charge or fee for such inclusion to the Served Systems;

b.      Tenant shall not cause or voluntarily permit any modification or alteration to any of the Served Systems or the Premises which would have the effect of increasing the level of electrical demand for the Premises or which would adversely affect the Generators or Landlord's ability to provide emergency standby electric power service under the Power Program for the operation of the Complex or to other Subscribers; and

c.      Tenant shall maintain, repair and replace, at Tenant's sole cost and expense, the Served Systems as necessary and appropriate in accordance with prudent and sound engineering practices so that the Served Systems are in proper condition to receive, distribute and use Standby Power Service without damage to the Served Systems, Complex AC, Generators or the other Subscribers.

9. Default by Tenant; Termination by Landlord; Late Charge and Interest. Upon the occurrence of any one (1) or more of the following events, Landlord may discontinue the delivery of Standby Power Service to the Premises and terminate this Supplement and cause Tenant to remove, at Tenant's sole cost and expense, all equipment connecting the Premises and Served Systems to the Generators:

a.      Tenant's failure to pay any charges, including, but not limited to, the Capacity Reservation Charge, Supplemental Capacity Reservation Charge or Excess Demand Fee, or any portion thereof (all such charges being collectively sometimes referred to herein as "Charges") as and when due, and not cured within the applicable cure period for a default in payment of Rent under the Lease;

b.      A default by Tenant under the Lease which is not cured within any applicable cure period under the Lease; or

c. Tenant's actual electric load connected to the Generators increases in excess of the Capacity Reservation and Tenant fails to immediately disconnect such of Tenant's equipment so as not to exceed the Capacity Reservation (unless Landlord, in Landlord's sole and exclusive discretion, and subject to availability and price, elects to increase the Capacity Reservation).

In addition, and without waiving any such rights, in the event of a default by Tenant hereunder, Landlord may reserve for its own use or sell to other Subscribers the Standby Power Service theretofore reserved for Tenant.

Tenant shall pay a service charge of Two Hundred Dollars ($200.00) for bookkeeping and administrative expenses, if any Charges, or any portion thereof, are not received within five (5) days after the date due. In addition, any Charges paid more than five (5) days after due shall accrue interest from the due date at the Default Rate (as defined in the Lease) until payment is received by Landlord, and Tenant shall pay Landlord a late charge for any Charge which is paid more than five (5) days after its due date equal to five percent (5%) of such payment. Such service charge, late charge and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of any Charges. Any and all remedies set forth in this Supplement: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect.

10. No Waiver. No provision of this Supplement will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Supplement shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision. Acceptance of any fee or charge by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease. No acceptance of a lesser amount than the fee or charge stipulated herein shall be deemed a waiver of Landlord's right to receive the full amount due nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due.

11. Permitted Assignment.

a.      This Supplement, and the Capacity Reservation, shall not be transferred, assigned, subcontracted, or sold by Tenant, in whole or part, other than in connection with a permitted Transfer of the Lease to a Transferee approved by Landlord or otherwise deemed approved by Landlord under the Lease, but only so long as such Transferee does not require or present a demand load greater than that of Tenant.

b.      Landlord may assign its obligations, rights and duties under this Supplement separate and apart from the Lease, and in all events without the consent of Tenant. In such event, this Supplement shall continue in full force and effect without change, abatement or offset, and Landlord shall be automatically relieved of all liability and obligations under this Supplement so long as such are expressly assumed in writing by the assignee.

12. Force Majeure Events. Landlord's ability to install, maintain and operate the Generators and to provide Standby Power Service to the Premises in accordance with this Supplement is subject to the occurrence of any Force Majeure Event. Notwithstanding anything in this Lease to the contrary, Landlord shall not be chargeable with, or liable to Tenant for, anything or in any amount for any failure to perform or delay caused by any of the following ("Force Majeure Event"): fire; earthquake; explosion; flood; hurricane; the elements; acts of God or the public enemy; actions, restrictions, limitations or interference of governmental authorities or agents; enforcement of Laws; war, terrorist act or acts, invasion; insurrection; rebellion; riots; strikes or lockouts; inability to perform, control or prevent which is beyond the reasonable control of Landlord; and any such failure or delay due to said causes or any of them shall not be deemed a breach of or default in the performance of this Lease by Landlord; provided, however, lack of funds shall not be deemed a Force Majeure Event.

13. Indemnity. Notwithstanding any termination of this Supplement, Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and reasonable attorneys' fees arising from or relating to (a) any loss of life, damage or injury to person, property or business occurring in or from the Premises or the Complex and caused by or in connection with (i) the performance of any of Tenant's obligations under this Supplement with respect to the Premises, Served Systems, Non-Served Systems or Complex AC, or (ii) any violation of the terms of this Supplement, or (iii) any other act or omission of, Tenant, any other occupant of the Premises, or any of their respective agents, employees, contractors or guests, (b) any failure by Tenant to comply with any Rules, Protocols or Laws with respect to Tenant's obligations under this Supplement, or (c) any failure by Tenant to perform any of the agreements, terms, covenants or conditions of this Supplement required to be performed by Tenant. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity undertaking herein shall apply to claims in connection with or arising out of the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of any Hazardous Material (whether or not any of such matters shall have been theretofore approved by Landlord). In case Landlord, its agents or employees, shall be made a party to any litigation commenced by or against Tenant, then Tenant shall indemnify, defend and hold them harmless and shall pay all costs, expenses, and reasonable attorneys' fees incurred or paid by them in connection with such litigation. The obligations assumed herein shall survive the expiration or sooner termination of this Supplement. The foregoing indemnity shall be in addition to, and shall not be in discharge of or in substitution for, any of the insurance requirements or any other indemnity provisions of this Supplement or the Lease.

14. Waiver of Claims. TENANTHEREBYWAIVESANDRELEASESLANDLORD, ITS MEMBERS, PARTNERS, AFFILIATES, SUBSIDIARIES, OFFICERS, EMPLOYEES AND AGENTS FROM A L L CLAIMS, DEMANDS, DAMAGES, LIABILITIES, COSTS AND EXPENSES WITH RESPECT TO LANDLORD'S PROVISION, REGULATION, REDUCTION, LIMITATION OR DISCONTINUATION OF EMERGENCY STANDBY ELECTRIC POWER SERVICE, OR LANDLORD'S DECISIONS, ACTS OR OMISSIONS RELATING THERETO, OR THE INABILITY OF LANDLORD TO DELIVER STANDBY POWER SERVICE, IN WHOLE OR IN PART, FOR ANY REASON WHATSOEVER, OR THE OPERATION, MAINTENANCE, REPAIR OR REPLACEMENT OF THE GENERATORS. TENANT FURTHER AGREES THAT LANDLORD SHALL NOT B E LIABLE FOR, AND TENANT WAIVES, A L L CLAIMS FOR LOSS OR DAMAGE TO TENANT'S BUSINESS OR LOSS, THEFT OR DAMAGE TO TENANT'S PROPERTY OR THE PROPERTY OF ANY PERSON CLAIMING BY, THROUGH OR UNDER TENANT, INCLUDING, WITHOUT LIMITATION, ANY DIRECT, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES RESULTING FROM THE INSTALLATION, OPERATION, MAINTENANCE, REPAIR OR REPLACEMENT OF THE GENERATORS OR THE PROVISION OF EMERGENCY STANDBY ELECTRIC POWER SERVICE TO THE PREMISESPURSUANTTOTHISSUPPLEMENT. TOTHEMAXIMUMEXTENTPERMITTED BY APPLICABLE LAW, TENANT AGREES THAT TENANT'S SUBSCRIPTION FOR EMERGENCY STANDBY ELECTRIC POWER SERVICE SHALL BE AT TENANT'S OWN RISK.

15. Waiver of Warranties. ALL WARRANTIES OF LANDLORD, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABLITY OR FITNESS FOR A PARTICULAR PURPOSE REGARDING THE GENERATORS OR THE PROVISION OF EMERGENCY STANDBY ELECTRIC POWER SERVICE PURSUANT TO THIS SUPPLEMENT ARE HEREBY DISCLAIMED.

16. Landlord Exculpation. THE LIABILITY OF LANDLORD (AND ANY SUCCESSOR LANDLORD) TO TENANT FOR ANY DEFAULT BY LANDLORD UNDER THIS SUPPLEMENT SHALL BE LIMITED SOLELY AND EXCLUSIVELY TO THE INTEREST OF LANDLORD IN THE COMPLEX. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE COMPLEX FOR RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. LANDLORD SHALL NOT HAVE ANY PERSONAL LIABILITY UNDER THIS SUPPLEMENT, AND TENANT EXPRESSLY WAIVES AND RELEASES SUCH PERSONAL LIABILITY ON BEHALF OF ITSELF AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT. IN NO EVENT SHALL LANDLORD B E LIABLE UNDER ANY CIRCUMSTANCES FOR INJURY OR DAMAGE TO, OR INTERFERENCE WITH, TENANT'S BUSINESS, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF RENTS OR OTHER REVENUES, LOSS OF BUSINESS OPPORTUNITY, LOSS OF GOODWILL OR LOSS OF USE, IN EACH CASE, HOWEVER OCCURRING.

17. Miscellaneous.

a.      Binding Upon Parties. Each of the terms and provisions of this Supplement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, legal representatives, successors and assigns, subject to the provisions of Paragraph 11 above; and all references herein to Landlord and Tenant shall be deemed to include all such parties. The term "Landlord" as used in this Supplement, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean only the owner or owners of the Complex at the time in question.

b.      Governing Law. This Supplement shall be construed in accordance with the laws of the state in which the Complex is located.

c.      Severability. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

d.      Headings. The Article and Paragraph headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Supplement.

e.      Pronouns. Any pronoun used in place of a noun shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators, assigns, according to the context hereof.

f.      Counterparts. This Supplement may be executed in multiple identical counterparts, each of which shall, for all purposes, be deemed an original and all such counterparts, taken together shall constitute one and the same agreement.

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EXHIBIT I

CAPACITY RESERVATION CHARGE

Monthly Capacity Reservation Charge: $15.00, per kilowatt, subject to escalation pursuant to the Supplemental Capacity Reservation Charge under the Supplement.

EXHIBIT J

Monument Signage

The location of the Monument Signage is indicated by the star.

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